UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.           )

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DigitalGlobe, Inc.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Dear Shareowner:	May 1, 2017

You are cordially invited to attend the 2017 Annual Meeting of Shareowners of DigitalGlobe, Inc., to be held at DigitalGlobe’s corporate headquarters located at 1300 West 120th Avenue, Westminster, Colorado  80234, on June 22, 2017, at 9:00 a.m. Mountain Time. The attached Notice of Annual Meeting and Proxy Statement describe the matters that we expect to act upon at the Annual Meeting.

Your vote is important. We hope that you will attend the meeting, but whether or not you attend, please submit your proxy or voting instructions as soon as possible to ensure your shares are voted at the Annual Meeting.  The accompanying Notice of Annual Meeting and Proxy Statement provide information about the matters on which you may vote. If you wish to attend the meeting in person, please follow the advance registration instructions in the Proxy Statement.

On behalf of the Board of Directors, thank you for your continued support of DigitalGlobe.

Sincerely,

Jeffrey R. Tarr

Director, President and Chief Executive Officer

DigitalGlobe, Inc.

1300 West 120th Avenue

Westminster, Colorado 80234

(303) 684‑4000

NOTICE OF ANNUAL MEETING OF SHAREOWNERS TO BE HELD ON JUNE 22, 2017

Agenda:	Location:

• Elect three Class II director nominees named in the accompanying Proxy Statement, each for a three‑year term expiring at our 2020 Annual Meeting of Shareowners;

• approve, on an advisory basis, the compensation of our named executive officers;

• ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2017;

• approve, on an advisory basis, the frequency of future advisory votes on executive compensation; and

• transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

DigitalGlobe Corporate Headquarters 1300 West 120th Avenue Westminster, Colorado 80234
Date and Time:
June 22, 2017, 9:00 a.m. Mountain Time
Record Date:
You can vote if you were a shareowner as of the close of business on April 24, 2017

We are providing this Proxy Statement to you in connection with the solicitation of proxies to be used at the 2017 Annual Meeting of Shareowners of DigitalGlobe, Inc. This Proxy Statement contains important information regarding our Annual Meeting, the proposals on which you are being asked to vote, information you may find useful in determining how to vote and information about voting procedures.

On or about May 10, 2017, we will send our shareowners entitled to notice of and to vote at the Annual Meeting either a Notice of Internet Availability of Proxy Materials containing instructions on how to access our Proxy Statement and 2016 Annual Report and how to vote shares at the Annual Meeting, or a complete copy of the proxy materials by mail (or by email for those shareowners who requested electronic delivery).

This notice of the 2017 Annual Meeting of Shareowners and Proxy Statement only relates to the proposals described in the Agenda above and does not relate to the pending merger with MacDonald, Dettwiler and Associates Ltd, as described below under “Proxy Summary-Pending Transaction with MDA.” Accordingly, no action will be taken at the 2017 Annual Meeting with respect to, and no proxy is being solicited by this proxy statement in connection with such merger or any matters related thereto.

Your vote is very important. Whether or not you expect to attend the Annual Meeting, please submit your proxy or voting instructions as promptly as possible by following the instructions in the proxy materials you received in order to ensure your representation at the Annual Meeting. Even if you have voted by proxy, you may still vote in person if you attend the Annual Meeting. Please note, however, that if your shares are held by a broker, bank or other nominee and you wish to vote at the Annual Meeting, you must obtain a proxy issued in your name from your broker, bank or nominee authorizing you to vote your shares at the Annual Meeting.

By Authorization of the Board of Directors,

Daniel L. Jablonsky Senior Vice President, General Counsel and Corporate Secretary

DigitalGlobe, Inc. 1300 West 120th Avenue Westminster, Colorado 80234

May 1, 2017

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be Held on June 22, 2017: The 2017 Proxy Statement and 2016 Annual Report are available at http://www.proxyvote.com.

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PROXY SUMMARY

2016 Business Highlights

DigitalGlobe, Inc. (“DigitalGlobe,” “we” or the “Company”) had a successful 2016.  Our share price increased nearly 83%, rising from $15.66 on December 31, 2015 to $28.65 on December 30, 2016.  We grew net income 13.7% and increased revenue by 3.2%.  We also achieved several key strategic objectives that we believe are important for long-term shareowner value creation, such as completing our acquisition of The Radiant Group, Inc, refinancing our outstanding debt, and successfully launching WorldView-4.

Our Board of Directors

Our Board of Directors is comprised of highly skilled and experienced members from diverse commercial and government backgrounds, who collectively provide the depth, expertise and leadership to assist management and represent the interests of our shareowners.  Our Board of Directors’ top priorities are to represent the Company’s shareowners and create long-term value, and to oversee the development and execution of the Company’s strategy.  In realizing our purpose, our Board of Directors and our Company maintain the highest standards of ethical conduct and sound corporate governance, which are described in more detail below in our Corporate Governance section, beginning on page 7.

About Us
	✓	Eighty-nine percent of our Board of Directors is independent.
Independence	✓	Our Board Committees are comprised entirely of independent members.
	✓	The independent directors regularly meet in executive session, at which the Chairman presides.
Oversight of Risk Management	✓

The Board of Directors actively monitors DigitalGlobe’s risk profile, including through review of quarterly reports by the Risk Management Committee and, at least annually, review of the Company’s overall enterprise risk management program and mitigation strategies.

	✓	The Risk Management Committee is charged with oversight of enterprise risks and oversight of the Company’s development and execution of its risk management program.
	✓	The Audit Committee has shared responsibility for risk with specific responsibility for overseeing financial risk, including risks associated with preparation of financial statements.
Stock Ownership Guidelines	✓	The Chief Executive Officer must hold shares of the Company’s common stock valued at 6x base salary within five years of his hire.
	✓	Non-Employee Directors must hold shares of the Company’s common stock valued at 5x annual cash retainer within five years of joining the Board of Directors.
Board Practices	✓

The Board of Directors is responsible for the development, planning, and implementation of succession plans for our Chief Executive Officer (“CEO”), and oversees and provides input to the CEO on succession planning for our other executive officers.

	✓	The Board of Directors oversees development and execution of the Company’s strategy.
	✓	The Board of Directors, and each Committee, annually conducts self-assessments.
	✓	The Board of Directors is assessed by an independent third party every three years.
	✓	The Board of Directors annually reviews and approves the charters of each Committee, the Corporate Governance Guidelines and the Code of Ethics and Business Conduct.

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Executive Compensation Summary Results

DigitalGlobe’s executive compensation philosophy is built on a commitment to link pay to performance and align incentives with shareowner interests.  We reward executives for pursuing and achieving our key strategic business goals, and likewise, we believe underachievement should be reflected in compensation as well.  In 2016, 77% of our CEO’s targeted compensation and 72%, on average, of targeted compensation for our other named executive officers (“NEOs”), was subject to performance-based vesting or payment conditions or had a value dependent upon our stock price.  The slight decrease in percentage for the CEO from 2015 is due to substantially lower stock-grant value in 2016, which resulted in a reduction in the weighting of time-based restricted stock units (“RSUs”) and performance share units (“PSUs”) in the overall package.

We encourage shareowners to review the Compensation Discussion & Analysis beginning on page 21 of this Proxy Statement, which describes our executive compensation philosophy and the design of our executive compensation program in greater detail.

We had strong stock performance in 2016, increasing our share price from $15.66 on December 31, 2015, to $28.65 on December 30, 2016.  We also outperformed our revenue and EBITDA targets for the year.  These results positively impacted realized pay for 2016:

•

Above-Target Annual Incentives for 2016: The Compensation Committee approved above-target payments for cash incentives under our short-term incentive plan (“STI Plan”) for all of our NEOs in 2016 based on performance under the STI Plan.

•

Above-Target Vesting of 2014-2016 Performance Share Unit Awards: The Compensation Committee certified a payout of PSUs awarded to our NEOs in 2014 and earned at a combined 128% of target for the 2014-2016 performance period based on performance under our long-term incentive (“LTI”) plan.

Meeting Agenda and Board Voting Recommendations

The following table summarizes the proposals to be considered at our Annual Meeting and the Board of Directors’ voting recommendation with respect to each proposal:

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Proposal	Page	Board’s Voting Recommendation
Proposal 1 - Election of three Class II director nominees (Gen. Howell M. Estes, III (USAF Ret.), Kimberly Till, and Eddy Zervigon) to serve for a three‑year term expiring at our 2020 Annual Meeting of Shareowners.	3	FOR
Proposal 2 - Approval, on an advisory basis, of the compensation of our named executive officers.	4	FOR
Proposal 3 - Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2017.	5	FOR
Proposal 4 - Approval, on an advisory basis, of an annual advisory vote on executive compensation.	6	1 YEAR

You Can Vote in the Following Ways:

By Internet	By Telephone	By Mail	In Person
Visit www.proxyvote.com	Call 1‑800‑690‑6903	Mark, date & sign your proxy card or voting instruction form and return it in the postage‑paid envelope provided.	Attend the meeting to vote in person.

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Pending Transaction with MDA

On February 24, 2017, we entered into an Agreement and Plan of Merger (“Merger Agreement”) with MacDonald, Dettwiler and Associates Ltd., a corporation organized under the laws of British Columbia (“MDA”), SSL MDA Holdings, Inc., a Delaware corporation and wholly owned subsidiary of MDA (“SSL MDA Holdings”), and Merlin Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of SSL MDA Holdings (“Merger Sub”), pursuant to which, among other things, Merger Sub will merge with and into DigitalGlobe (“Merger”), with DigitalGlobe surviving as an indirect wholly owned subsidiary of MDA. Under the terms of the Merger Agreement, at the closing of the Merger, each outstanding share of our common stock will be converted into the right to receive US$17.50 in cash and 0.3132 of a common share of MDA (“Merger Consideration”), without interest and subject to any required withholding for taxes, and each outstanding share of our Series A convertible preferred stock will be converted into the right to receive the same Merger Consideration as if the holder thereof had converted such shares of Series A convertible preferred stock into our common stock immediately prior to the closing of the Merger.

The closing of the Merger is subject to customary closing conditions, including required regulatory approvals, adoption of the Merger Agreement by our shareowners, and approval of the issuance of common shares of MDA in connection with the Merger by MDA’s shareholders. The closing of the Merger is not subject to a financing condition.

The Merger is expected to close in the second half of 2017. Following completion of the Merger, our common stock will be delisted from the NYSE and deregistered under the Securities Exchange Act of 1934, as amended, and as such, we will no longer file periodic reports with the SEC. In connection with the proposed Merger, MDA has filed with the U.S. Securities and Exchange Commission a registration statement on Form F-4, which includes a preliminary proxy statement of DigitalGlobe that also constitutes a preliminary prospectus of MDA. After the registration statement is declared effective, MDA and DigitalGlobe will mail the definitive proxy statement/prospectus to DigitalGlobe’s shareowners.  DigitalGlobe shareowners are advised to read the joint proxy statement/prospectus because it contains important information about the proposed Merger and the parties to the transaction.

THE PROPOSALS

PROPOSAL 1 ‑ ELECTION OF DIRECTORS

Our Amended and Restated Certificate of Incorporation provides for a classified Board of Directors consisting of three classes of directors, each serving staggered three‑year terms. At this year’s Annual Meeting, we will be presenting three Class II directors for election, each to serve a term of three years expiring at our 2020 Annual Meeting of Shareowners and until their respective successors are duly elected and qualified.  The nominees are General Howell M. Estes, III (USAF Ret.), Kimberly Till, and Eddy Zervigon.  Approval of each of the director nominees named in this Proposal 1 requires the affirmative vote of a majority of the votes cast with respect to the nominee’s election at the 2017 Annual Meeting (i.e. the number of shares cast “FOR” a nominee’s election must exceed the number of votes cast “AGAINST” that nominee’s election).

Each of the nominees standing for election is presently a Class II member of the Board of Directors.  The Board of Directors, acting upon the recommendation of the Governance and Nominating Committee, recommends that the shareowners vote in favor of the election of the nominees named in this Proxy Statement to serve as members of the Board of Directors.  Each of the nominees has consented to be named in this Proxy Statement and to serve if elected.

As of April 24, 2017, the Board of Directors consists of nine directors. The six continuing directors whose terms do not expire at the Annual Meeting are expected to continue to serve after the Annual Meeting until such time as their respective terms of office expire and their successors are duly elected and qualified.

If, at the time of the Annual Meeting, any of the nominees should be unable or unwilling for good cause to serve, the persons named as proxy on the proxy card will vote for such substitute nominee or nominees as the Board of Directors recommends, or vote to allow the resulting vacancy to remain open until filled by the Board of Directors, as the Board of Directors recommends.

The following table provides certain summary information about each of our director nominees as of April 24, 2017:

Director Nominee	Age	Principal Occupation	Director Since	Committee Membership
General Howell M. Estes, III (USAF Ret.)	75	President of Howell Estes & Associates, Inc.	2007	Governance and Nominating (Chair)
Kimberly Till	61	Retired Chief Executive Officer of Harris Interactive	2010	Audit Risk Management
Eddy Zervigon	48	Riverside Management Group	2014	Audit Compensation

Biographical information about each nominee and each other continuing director as of April 24, 2017 is set forth beginning on page 8 and summarizes the specific experiences, qualifications and skills that led to the conclusion that each of our directors should serve on the Board of Directors.

The Board of Directors unanimously recommends a vote “FOR” each of the nominees set forth above.

D of Directors unanimously recommends a vote “FOR” each of the nominees set forth above.

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PROPOSAL 2 ‑ ADVISORY VOTE ON EXECUTIVE COMPENSATION

In accordance with Section 14A of the Securities Exchange Act of 1934, as amended (“Exchange Act”), we are providing our shareowners with the opportunity to approve, on an advisory basis, the Company’s executive compensation as disclosed in this Proxy Statement in accordance with rules promulgated by the Securities and Exchange Commission (“SEC”).  Approval of this Proposal 2 requires the affirmative vote of shareowners holding a majority of the shares present in person or by proxy at the Annual Meeting and entitled to vote on this proposal.

Compensation Philosophy and Objectives.  Our executive compensation philosophy is built on a commitment to link pay to performance and to enhance alignment with shareowner interests.  We reward executives for pursuing and achieving our key strategic business goals, and likewise, we believe underachievement should be reflected in pay as well.  Our executive compensation program is also designed to attract and retain executive talent in a competitive marketplace and to compensate executives at competitive but responsible levels.

The Compensation Committee has designed CEO and executive total compensation packages to drive actions that align with both the short-term and long-term interests of our shareowners.  We address these objectives by applying the following principles:

•

Pay at Risk Tied to Company Performance:  support the overall business objectives by aligning a substantial portion of executive total compensation to our financial and operating performance, with 77% of CEO targeted compensation and 72% of targeted compensation for our other NEOs, on average, tied to performance or the value of our common stock.

•

Shareowner Alignment:  enhance the linkage between our executives’ and our shareowners’ interests by issuing awards with payouts tied directly to the Company’s financial performance and the value of our common stock.

•	Peer Group Assessments: review and consider executive compensation packages against a selected peer group and the Radford High Technology Survey, to ensure market competitive compensation levels.
•	Absolute and Relative Pay-for-Performance: structure components of pay to align with key performance metrics, using both absolute and relative measures.

Governance Best Practices.    We do this by adopting the following measures, which we believe reflect governance best practices:

What We Do		What We Don’t Do
✓	We align pay and performance	X	We do not provide our executive officers with tax gross‑up provisions

✓	We conduct annual risk assessments of our compensation policies and practices	X	We do not grant equity awards with change-in-control single-trigger vesting

✓	We maintain a clawback policy	X	Our equity plan does not allow repricing of underwater options without shareowner approval

✓	We maintain stock ownership guidelines for directors and officers	X	We do not permit directors and officers to hedge our stock

✓	Our Compensation Committee retains an independent compensation consultant	X	We do not permit directors and officers to pledge our stock

✓	We cap incentive payout and PSU vesting levels	X	We do not provide significant executive perquisites

We encourage shareowners to review the Compensation Discussion & Analysis beginning on page 21 of this Proxy Statement, which describes our executive compensation philosophy and the design of our executive compensation program in greater detail.  Our Board of Directors believes our executive compensation program aligns compensation for our executives with performance and long-term shareowner interests.

Approval of this Proposal 2 requires the affirmative vote of a majority of the votes cast at the 2017 Annual Meeting.  We request shareowner approval of the compensation paid to our named executive officers as described in this Proxy Statement and we are asking shareowners to vote “FOR” the following resolution:

RESOLVED, that the compensation paid to DigitalGlobe’s named executive officers, as disclosed in this Proxy Statement pursuant to the Securities and Exchange Commission’s executive compensation disclosure rules (which disclosure includes the Compensation Discussion & Analysis, executive compensation tables and narrative discussion that accompanies the executive compensation tables), is hereby APPROVED.

The vote to approve the compensation of our named executive officers is advisory and, accordingly, the results are not binding on us, our Board of Directors or the Compensation Committee, and will not be construed as overruling a decision by, or creating or implying any additional fiduciary duty for DigitalGlobe, our Board of Directors or the Compensation Committee. Our Compensation Committee, however, values the input of our shareowners and will consider the results of the vote when making future compensation decisions for our named executive officers. We have determined that our shareowners should cast an advisory vote on the compensation of our named executive officers on an annual basis. Unless this policy changes, the next advisory vote on the compensation of our named executive officers will be at the 2018 annual meeting of shareowners.

The Board of Directors unanimously recommends a vote “FOR” the advisory approval of the Company’s executive compensation of its named executive officers.

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PROPOSAL 3 ‑ RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

The Audit Committee of the Board of Directors has appointed the accounting firm of PricewaterhouseCoopers LLP as the independent registered public accounting firm to conduct the 2017 annual audit of our financial statements.  This matter is nevertheless being submitted to the shareowners to afford them the opportunity to express their views.  If this proposal is not approved by shareowners at the Annual Meeting, the Audit Committee intends to reconsider its appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm. PricewaterhouseCoopers LLP has served as the Company’s independent registered public accounting firm since 1996.

We expect that a representative of PricewaterhouseCoopers LLP will be present at the Annual Meeting to answer any questions concerning the independent registered public accounting firm’s areas of responsibility, and will have an opportunity to make a statement if he or she desires to do so.

Rationale for Selection of Independent Registered Public Accounting Firm

In making the decision to reappoint PricewaterhouseCoopers LLP as the Company’s independent auditor for 2017, the Audit Committee took into consideration a number of factors, including:

•	PricewaterhouseCoopers LLP’s historical and recent performance on the Company’s audit and its financial reviews;
•	the quality and candor of PricewaterhouseCoopers LLP’s communications with the Audit Committee and management;
•	the appropriateness of PricewaterhouseCoopers LLP’s fees;
•

PricewaterhouseCoopers LLP’s history as our independent auditor, its familiarity with our industry and the complexities of global operations, and its expertise in accounting policies and practices, and internal control over financial reporting; and

•	PricewaterhouseCoopers LLP’s continued independence.

Based on this evaluation, the Audit Committee believes that the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for fiscal year 2017 is in the best interest of the Company and its shareowners, and should be ratified.

Approval of this Proposal 3 requires the affirmative vote of shareowners holding a majority of the shares present in person or by proxy at the Annual Meeting.

The Board of Directors unanimously recommends a vote “FOR” the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent auditors for the year ended December 31, 2017.

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PROPOSAL 4 ‑ ADVISORY VOTE ON FREQUENCY OF ADVISORY VOTE ON EXECUTIVE COMPENSATION

In accordance with Section 14A of the Exchange Act, we are providing our shareowners with the opportunity to select, on an advisory basis, the frequency of the advisory vote of the Company’s executive compensation as disclosed in this Proxy Statement in accordance with rules promulgated by the SEC.  Pursuant to the Dodd-Frank Act, this Proposal No. 4 gives the shareowners the ability to vote to have a “say-on-pay” vote every year, every two years or every three years.

At our 2011 Annual Meeting, the shareowners recommended an annual approval of the Company’s executive compensation, and our Board of Directors determined that a vote on the Company’s executive compensation would be held annually.  The Company believes that regular communication with shareowners on the issue of executive compensation is important and helps ensure that compensation practices are aligned with shareowners’ interests. Accordingly, the Company believes that it is appropriate to solicit shareowners’ input on executive compensation on an annual basis.

Approval of this Proposal 4 requires the affirmative vote of shareowners holding a majority of the shares present in person or by proxy at the Annual Meeting and entitled to vote on this proposal.  However, if no frequency option receives the affirmative vote of at least a majority of the shares present in person or represented by proxy and entitled to vote on the proposal at the Annual Meeting, then the Board of Directors will consider the option receiving the highest number of votes as the preferred option of our shareowners.

The Board of Directors unanimously recommends a vote “FOR” the annual approval of the Company’s Executive Compensation.

The vote on the frequency of the “say-on-pay” vote is advisory and, accordingly, the results are not binding on the Company. Our Compensation Committee, however, values the input of our shareowners and will consider the results of the vote when making future compensation decisions for our named executive officers.

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CORPORATE GOVERNANCE

DigitalGlobe is committed to maintaining a program of corporate governance that promotes responsible corporate activity, the long‑term interests of shareowners, and accountability of our Board of Directors and management. Our Company has a culture dedicated to ethical behavior which is reflected in our Purpose, Vision, and Values. Our corporate Purpose is Seeing a Better Worldtm ‑ by giving our customers the power to see the Earth clearly and in new ways, we enable them to make our world a better place. We are relentlessly committed to helping our customers save lives, resources, and time and to achieving our Vision to “by 2020, be the indispensable source of information about our changing planet.” Our Values (integrity, respect, mission and team before self, curiosity and innovation, and results) guide our actions. Our Purpose, Vision, and Values unite us, creating a working environment that enables us to perform the best work of our careers. Our people are paramount to our continued success, and we seek to continue to attract and develop talent to embrace our Purpose, Vision and Values, achieve our strategy, and grow our business.

DigitalGlobe™

Purpose

Seeing a Better World

Vision

Values

We are relentlessly committed to our customers and our purpose.

Our values guide us as we help our customers save lives, resources and time.

- We act with **integrity**, always
- We treat people with **respect** in all dealings
- We put **mission** and **team** before self
- We inspire **curiosity** and harness **innovation**
- Our **results** matter

www.digitalglobe.com

© DigitalGlobe, Inc.

Our Board Members

The following biographical information about each nominee and each other director continuing in office after the Annual Meeting summarizes the specific experiences, skills and qualifications that led to the conclusion that each of our directors should serve on the Board of Directors. Our Governance and Nominating Committee, composed entirely of independent directors, is responsible for making recommendations to the Board of Directors regarding candidates for directorships. The Governance and Nominating Committee evaluates and reviews with the Board of Directors, no less than annually, the appropriate qualifications, expertise and characteristics required of our Non-Employee Directors to ensure that the Board of Directors, as a whole, contains the diverse range of skills, characteristics, and experiences necessary to oversee the development and implementation of the Company’s long-term strategy and to represent the interests of our shareowners.  While our Corporate Governance Guidelines do not prescribe specific diversity standards, the Governance and Nominating Committee considers diversity in the context of our Board of Directors as a whole to ensure that a broad range of perspectives are represented on our Board of Directors.  Listed below are some of the skills, characteristics and experiences we look for in the members of our Board of Directors:

Senior Leadership Experience – The Board of Directors looks for individuals with experience serving in a senior executive position, including as chief executive officer. The Board of Directors believes that extensive senior executive-level experience provides a practical understanding of how organizations operate, and enables leadership in core management areas, including operations, human resources, financial planning, compliance, marketing and communications. The Board of Directors believes individuals with this experience is valuable to the Company’s ability to execute on its strategic vision and its Culture of Leadership.

Global Business Experience – The Board of Directors looks for individuals with international business experience, who are highly respected in business and financial communities and have extensive experience working with and for international companies and dealing with global issues. The Board of Directors believes that individuals with this experience provide the Board of Directors and management with a diverse understanding of the international issues facing the Company and create value for shareowners by better serving our international customers.

Financial Expertise – The Board of Directors looks for individuals with extensive financial-reporting and internal-controls experience, including experience serving as the chief financial officer or chief accounting officer of a large corporation. The Board of Directors believes that the financial and accounting skills and experience these individuals bring, particularly with regard to Audit Committee functions and risk management and financial oversight responsibilities, are valuable resources to the Board of Directors.

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Government and Department of Defense Experience – The Board of Directors looks for individuals with extensive knowledge of the defense and intelligence community, operations and systems integration as well as expertise in the geospatial intelligence and the satellite imagery industry. The Board of Directors also seeks individuals with national security clearances necessary to allow briefing on the Company’s classified business. The Board of Directors believe that specialized experience with the U.S. government, and in particular the Department of Defense and the Intelligence Community, are valuable to the Board of Directors and to the Company in serving our customers’ needs and helping them fulfill their mission requirements.

Strategy and Financial Markets Expertise – The Board of Directors seeks skilled individuals, notably from the investment banking and private equity world, with a deep understanding of capital markets and mergers and acquisitions (“M&A”). The Board of Directors believes that individuals with these backgrounds provide valuable perspectives for M&A initiatives, financing matters, and investor relations perspectives.

The nominees standing for election at the Annual Meeting and the other continuing members of the Board of Directors demonstrate these attributes, key experiences, and qualifications which are valuable resources to the Board of Directors in carrying out our business strategy, the needs of the Company and our shareowners, and our Purpose, Vision, and Values.  Below is a more detailed list of specific attributes the Board of Directors considers in assessing the qualifications and skills of our Non-Employee Directors.

	Estes	Cyprus	Decyk	Hough	Jenson	Mason	Till	Zervigon
CEO Experience				✓			✓
Financial Expert		✓		✓	✓			✓
Global Business		✓	✓	✓	✓		✓	✓
Human Resources	✓		✓	✓	✓	✓	✓
Corporate Strategy	✓		✓		✓	✓	✓	✓
M&A	ü	✓	✓	✓	✓		ü	✓
Information Technology					✓		✓
Intel/DoD/Cybersecurity	✓					✓
Satellite/Space industry	✓					✓

Information Regarding Nominees Standing for Election at the Annual Meeting as Class II Board Members (as of April 24, 2017)

Below is a list of the director nominees standing for election at the Annual Meeting, as Class II members of the Board of Directors.

Howell M. Estes, III	Committees:	Experience, Skills and Qualifications:
•Governance and Nominating (Chair)

•Government and Department of Defense Experience

•Senior Leadership Experience

Extensive military and defense experience and general business experience, having retired as a four-star general from the U.S. Air Force.

Significant board experience, as well as key leadership and management experience gained from his military career.

Security clearances necessary to allow him to be briefed on the Company’s classified business.

Age 75 Director Since 2007 Chairman Since 2011

Gen. Estes has been the President of Howell Estes & Associates, Inc., a consulting firm, since 1998. Gen. Estes serves on the Boards of Directors of Analytical Graphics, Inc., a software development company focused on spaceflight and national security, and the Air Force Academy Foundation. From 1965 to 1998, he served in the U.S. Air Force. At the time of his retirement from the Air Force, he was Commander‑in‑Chief of the North American Aerospace Defense Command and the United States Space Command and also Commander of the Air Force Space Command. In addition to a Bachelor of Science Degree from the Air Force Academy, he holds a Master of Arts Degree in Public Administration from Auburn University and is a graduate of the Program for Senior Managers in Government at Harvard’s JFK School of Government. The Board of Directors approved a waiver for Gen. Estes of the retirement age for board members contained in the Company’s Governance Guidelines because of his unique business experience, including his extensive military and defense experience, and the valuable counsel and advice he provides to the Company’s CEO.

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Kimberly Till	Committees:	Experience, Skills and Qualifications:
•Audit •Risk Management

•Global Business Experience

•Senior Leadership Experience

Significant experience in commercializing and delivering content.

Extensive experience doing business in Europe, Asia and Latin America.

Executive management and expertise in information and content markets.

Age 61 Director Since 2010

Ms. Till is an independent consultant and advisor to early-stage companies, including serving as Interim CEO then Chairman of the Board of Morf Media, a gamification and enterprise-learning company from September 2012 to March 2014. Prior to Morf Media, Ms. Till was a director and President and Chief Executive Officer of Harris Interactive, a publicly traded, global leader in custom-market research and publishers of The Harris Poll, from October 2008 through June 2011. Ms. Till was responsible for the global management of the company, which included operations in the U.S., Canada, Europe, and Asia. Earlier in her career, Ms. Till served as Chief Executive Officer of the TNS North America Custom business, and held senior roles at, Microsoft, Sony Corporation of America, and AOL International. Ms. Till also served as a director of Taunton, Inc. a privately held media company. Ms. Till holds a Bachelor of Arts in History from the University of Alabama, a Master of Business Administration from Harvard Business School, and a Juris Doctorate from Duke University Law School, and previously practiced corporate and securities and international trade law.

Eddy Zervigon	Committees:	Experience, Skills and Qualifications:
•Audit •Compensation

•Financial Expertise

•Strategy and Financial Markets Expertise

Significant institutional knowledge regarding the Company, having served on the Board of Directors from 2004 to January 2013.

Extensive financial and transactional experience.

Extensive knowledge of capital markets.

Age 48 Director Since 2014 Previously served 2004- 2013

Mr. Zervigon is currently a Special Advisor at Riverside Management Group, a boutique merchant bank. Previously, from July 2012 until December 2015, he was a Managing Member of Alta Loma Energy and from August 1997 to June 2012, he worked for Morgan Stanley & Co. Incorporated, most recently as a Managing Director of its Principal Investments Group, and a Certified Public Accountant at Coopers and Lybrand. Mr. Zervigon is currently a director of Bloom Energy. Mr. Zervigon previously was a director of TVN Entertainment, MMC Theatres, Impsat Fiber Networks and Stadium Capital. Mr. Zervigon has a Bachelor of Accountancy degree and master's degree in Tax from Florida International University and a MBA from the Amos Tuck School of Business at Dartmouth College.

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Information Regarding Other Directors (as of April 24, 2017)

Below is a list of the members of the Board of Directors whose terms of office do not expire until after the Annual Meeting and who are therefore not standing for re‑election at the Annual Meeting. For each director below, we have outlined certain of their important skills and qualifications that the Board of Directors considered in determining that the Director’s continued service on the Company’s Board of Directors was in the best interest of shareowners.

Class III Directors with term expiring in 2018:

Roxanne J. Decyk	Committees:	Experience, Skills and Qualifications:
•Risk Management (Chair) •Governance and Nominating

•Global Business Experience

•Senior Leadership Experience

Extensive senior executive and board member experience of several major multinational corporations.

Significant experience in corporate affairs, human resources and public company governance

Age 64 Director Since 2014

Ms. Decyk retired as Executive Vice President of Global Government Relations for Royal Dutch Shell, plc, an oil, gas, chemical and refined petroleum products company, in December 2010, after serving in that position since June 2009. From 2008 until June 2009, Ms. Decyk served as Corporate Affairs and Sustainable Development Director of Royal Dutch Shell plc and from July 2005 to 2008, she served as Corporate Affairs Director. Prior to this, Ms. Decyk was Director International of Shell International B.V., Senior Vice President Corporate Affairs and Human Resources of Shell Oil Company, and Vice President of Corporate Strategy of Shell International Limited. Ms. Decyk also serves as a director of Orbital ATK where she serves as chairperson of their Personnel and Compensation Committee, and as a director of Ensco PLC. Ms. Decyk earned a Bachelor of Arts degree from the University of Illinois at Urbana‑Champaign in English literature and a Juris Doctorate from Marquette University School of Law.

Lawrence A. Hough	Committees:	Experience, Skills and Qualifications:
	•Compensation	•Global Business Experience •Senior Leadership Experience Significant experience in leadership, operations and financial oversight Extensive executive, operational and financial expertise.
Age 73 Director Since 2013

Since January 2007, Mr. Hough has been the managing director of Stuart Mill Venture Partners, L.P., a venture capital investment firm, and has served as President and Chief Executive Officer of Stuart Mill Capital, Inc. Earlier in his career, Mr. Hough worked for Sallie Mae for 25 years, most recently as its President and Chief Executive Officer.  He also previously served as the Chief Executive Officer of SatoTravel and SynXis Corporation. From 2008 to the present, he has served on the Board of Directors of Appistry, Inc., and from 2011 to present, he has served on the Board of Directors of Conferma Ltd., both privately held corporations. Mr. Hough holds a Bachelor of Science in Engineering from Stanford University and a Master of Science in Management from the MIT Sloan School of Management.

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Warren C. Jenson	Committees:	Experience, Skills and Qualifications:
•Compensation (Chair) •Governance and Nominating

•Financial Expertise

•Senior Leadership Experience

Significant strategic, operational and financial reporting and internal controls experience.

Extensive experience in the media content business, having worked at the National Broadcasting Company, Amazon.com and Electronic Arts.

Significant experience in financial and operational roles.

Age 60 Director Since 2008

Since 2012, Mr. Jenson has been the Chief Financial Officer and head of technical operations of Acxiom Corporation, an enterprise data, analytics and software‑as‑a‑service company. He also serves as President of Acxiom International. From 2008 through 2011 he served as Chief Operating Officer and Chief Financial Officer for Silver Spring Networks, a networking platform and solutions provider for smart grid energy networks. Earlier in his career, Mr. Jenson served in executive-level positions with Electronic Arts, Inc., Amazon.com, Inc., Delta Air Lines and several positions as part of the General Electric Company and its affiliates. Mr. Jenson currently serves as the non-executive Chairman of TapJoy, Inc., a monetization and distribution services provider for mobile applications. Tapjoy is a privately held corporation.  He has a Bachelor of Science in Accounting and a Master of Accountancy ‑ Business Taxation from Brigham Young University.

Class I Directors with term expiring in 2019:

Nick S. Cyprus	Committees:	Experience, Skills and Qualifications:
•Audit (Chair) •Governance and Nominating

•Financial Expertise

•Senior Leadership Experience

Extensive financial reporting and internal controls experience, having served as the Chief Accounting Officer for several large publicly traded companies, including his most recent position with General Motors Company.

Certified Public Accountant.

Extensive experience in execution of certain financial risk management and financial oversight responsibilities.

Age 63 Director Since 2009

Mr. Cyprus was Vice President, Controller and Chief Accounting Officer of General Motors Company, an automotive manufacturer, from December 2006 to July 2013. Prior to joining General Motors Company, from May 2004 to March 2006, Mr. Cyprus served as Senior Vice President, Controller, and Chief Accounting Officer of Interpublic Group of Companies. From 1999 to 2004, Mr. Cyprus was Vice President, Controller, and Chief Accounting Officer at AT&T Corporation. Mr. Cyprus currently sits on the Board of Directors of Trusted Media Brands, Inc. (f/k/a Reader’s Digest Association, Inc.) and is the Chairman of its Audit Committee. Mr. Cyprus also sits on the Board of Directors of Volt Information Sciences, Inc., and is the Chairman of its Audit Committee as well as a member of its Governance and Nominating Committee and Compensation Committee.  Mr. Cyprus holds a Master of Business Administration from New York University’s Stern School of Business and a Bachelor of Science Degree in Accounting from Fairleigh Dickinson University in New Jersey. Mr. Cyprus is a certified public accountant.

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L. Roger Mason, Jr.	Committees:	Experience, Skills and Qualifications:
•Risk Management

•Government and Department of Defense Experience

•Senior Leadership Experience

Extensive knowledge of the intelligence community, operations research and systems integration, having served as Assistant Director of National Intelligence.

Service in a number of senior executive positions in the national security sector including Vice President at Noblis, Director at the Institute for Defense Analyses, and General Manager of the Advanced Systems Group at General Dynamics (formerly Veridian).

Technical background and professional experiences.

Age 52 Director Since 2015

Dr. Mason has been the Senior Vice President, Chief Security Officer of Noblis, a nonprofit science, technology, and strategy organization since January 2014. Prior to joining Noblis, from May 2009 to January 2014, Dr. Mason was the Assistant Director of National Intelligence for Systems and Resource Analyses (ADNI/SRA).  Dr. Mason also serves as a director of the Intelligence and National Security Alliance, a 501(c)6 organization, and also serves on its Audit and Compensation Committees.  Dr. Mason earned his doctorate and master’s degrees in engineering physics (nuclear) from the University of Virginia, a master’s degree in business administration from Northwestern University (Kellogg School), and a bachelor’s degree in physics from The George Washington University.

Jeffrey R. Tarr	Committees:	Experience, Skills and Qualifications:
•None

•Senior Leadership Experience

•Strategy and Financial Markets Expertise

President and Chief Executive Officer of the Company.

Extensive knowledge of the Company’s strategic objectives, internal controls, risk assessment and management, and overall performance.

Significant senior executive experience with publicly traded information companies serving both commercial and government customers

Age 54 Director Since 2011

Mr. Tarr has been our President, Chief Executive Officer and Director since April 2011. Mr. Tarr previously served as the President and Chief Operating Officer (2008-2010) of IHS Inc., a provider of information and insight in energy, economics, geopolitical risk, environmental sustainability and supply chain management, as co-President and co-Chief Operating Officer (2007-2008) and as division president (2004-2007). Earlier in his career, Mr. Tarr served as Chief Executive Officer of Hoover’s Inc. and as President of the Hoover’s unit at Dun & Bradstreet subsequent to its acquisition of the business. He also previously served as a General Manager at US WEST, Inc., among other senior management positions.  Mr. Tarr began his career with Bain & Company. Mr. Tarr served on the Board of Directors of CEB, Inc., a provider of research and analysis focused on strategy, operations and general management issues, until the acquisition of the company by Gartner, Inc. in 2017. He also serves as a director of The U.S. Geospatial Intelligence Foundation and on the management board of the Stanford Graduate School of Business. Mr. Tarr holds a Master of Business Administration from Stanford University and a Bachelor of Arts from Princeton University’s Woodrow Wilson School of Public and International Affairs.

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Role of the Board of Directors

The Board of Directors plays an active role in overseeing management and representing the interests of shareowners. Directors regularly interact with management and are available to provide advice and counsel. The Board of Directors and the committees regularly schedule and hold executive sessions without any members of management present. Gen. Estes, our independent Chairman of the Board of Directors, presides at all executive sessions of the non‑management directors.  The Board of Directors also carefully considers feedback received from shareowners.

Directors are expected to attend Board of Directors meetings and the meetings of the committees on which they serve. In 2016, the Board of Directors met a total of ten times. All directors attended at least 75 percent of the total meetings of the Board of Directors and the committees on which he or she served during his or her tenure during 2016. Directors are invited to attend the Company’s annual meeting of shareowners, although such attendance is not mandatory. Gen. Estes and Mr. Tarr attended the 2016 annual meeting of shareowners.

Corporate Governance Guidelines

Our Board of Directors has adopted Corporate Governance Guidelines that provide for responsible oversight and governance of the Company and management, and which are reviewed at least annually. Our Corporate Governance Guidelines cover a wide range of subjects, including: the role of the Board of Directors; composition of the Board, director responsibilities, director nomination procedures and qualifications; director independence standards; director orientation and continuing education; procedures for annual performance evaluations of the Board of Directors and the committees; formal evaluation of our Chief Executive Officer, and succession planning and management development. The Governance and Nominating Committee regularly assesses our governance practices in light of market benchmarks and best practices. The Corporate Governance Guidelines are reviewed annually by the Board of Directors.

A copy of our Corporate Governance Guidelines can be found on the Company Information page of our website under Corporate Governance, Governance Documents at http://investor.digitalglobe.com.

Director Independence

As required by our Corporate Governance Guidelines and Governance and Nominating Committee charter, the Board of Directors has determined that each of Howell M. Estes, III, Nick S. Cyprus, Roxanne J. Decyk, Lawrence A. Hough, Warren C. Jenson, L. Roger Mason, Jr., Kimberly Till, and Eddy Zervigon is an “independent director” as defined under the applicable rules and regulations of the SEC and the New York Stock Exchange (“NYSE”). This represents 89% of our Board of Directors. In addition, the Board of Directors previously determined that Mr. James M. Whitehurst, who served on the Board of Directors for part of 2016, was also independent under applicable rules and regulations of the SEC and NYSE during the term of his service on the Board of Directors. In determining the independence of our directors, the Board of Directors considered all transactions in which we and any director had any interest. In making these determinations, the Board of Directors considered the relationships and transactions described under the caption “Certain Relationships and Related-Party Transactions” beginning on page 14.

Board of Directors Leadership Structure

Our Corporate Governance Guidelines do not require the separation of the offices of the Chairman of the Board of Directors and the Chief Executive Officer. Instead, the Board of Directors has the latitude to choose its Chairman of the Board in any way that it deems best for the Company at any given point in time. After careful consideration, the Board of Directors determined that it is in the best interest of the Company and its shareowners to separate the positions of Chairman of the Board of Directors and Chief Executive Officer. Gen. Estes, one of our independent directors, currently serves as our duly elected Chairman of the Board of Directors.

Our Board of Directors has a classified structure, meaning that directors are elected to three-year terms on a staggered basis.  The Board of Directors believes that this structure enhances long-term value creation and protects the Company against single-interest shareowner activists.  If all directors were subject to being replaced every year, they may be more susceptible to the potential influence of special and single-interest shareowner activists who might have short-term agendas to take actions that are not in the long-term best interests of the Company. The longer terms offered by our structure also allows our directors to function with greater independence and long-term perspective, which is critical to making decisions that are in the best long-term interests of the Company and its shareowners, and provides continuity and institutional knowledge on our Board of Directors.

Board of Directors Oversight of Risk

The Board of Directors actively monitors the Company’s risk profile, including through review of quarterly reports by its Risk Management Committee and, at least annually, review of the Company’s overall enterprise risk management program and mitigation strategies.  In December 2010, the Company established a standing Risk Management Committee of the Board of Directors. The Risk Management Committee is charged with oversight of enterprise risks, including performance under our EnhancedView (“EV”) contract, information technology and security risks, regulatory compliance risks, and oversight of the Company’s development and execution of its Risk Management Program. The Audit Committee has shared responsibility for risk with specific responsibility for overseeing financial risk, including risks associated with preparation of financial statements. The Audit Committee also serves as our Qualified Legal Compliance Committee. Members of management report to each committee on a quarterly basis concerning management of specific risks that may impact the Company. Both committees report to the full Board of Directors on all material risk considerations affecting the Company.

The day‑to‑day enterprise risk management responsibilities for the Company are overseen by an executive risk committee of the Company comprised of the Chief Financial Officer, the Chief Operations Officer, the General Counsel, the Director of Internal Audit, and other key

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executives and management of the Company, in accordance with the Company’s Enterprise Risk Management Policy. The Chief Financial Officer, the Chief Operations Officer, and the Director of Internal Audit have primary responsibility for reporting to the Risk Management Committee and the Audit Committee on enterprise risk matters, though other members of management may participate, as warranted by the matters to be discussed.

Our Board of Directors believes that the processes it has established for overseeing risk would be effective under a variety of leadership frameworks and therefore do not require the separation of the offices of the Chairman of the Board of Directors and the Chief Executive Officer, as described under “Board of Directors Leadership Structure” above.

Code of Ethics

We have adopted a Code of Ethics and Business Conduct that governs our Board of Directors, senior officers (including our Chief Executive Officer and Chief Financial Officer), and employees. Copies of our Code of Ethics and Business Conduct can be found on the Company Information page of our website under Corporate Governance, Governance Documents at http://investor.digitalglobe.com and may also be obtained upon request without charge by writing to the Corporate Secretary of the Company, DigitalGlobe, Inc., 1300 West 120th Avenue, Westminster, Colorado 80234. We will post to our website any amendments to the Code of Ethics and Business Conduct, and any waivers that are required to be disclosed by the rules of either the SEC or the NYSE.

Succession Planning

The Board of Directors is responsible for the development, implementation and regular review of a succession plan for the Chief Executive Officer, and oversees and provides input to the CEO on succession planning for our other executive officers. Board members are expected to have a thorough understanding of the characteristics necessary for a Chief Executive Officer to execute on a long-term strategy that optimizes operating performance, profitability, and shareowner value creation. As part of its responsibilities under its charter, the Governance and Nominating Committee of the Board of Directors oversees the succession planning process for the Chief Executive Officer and other key employees. The ongoing succession process is designed to reduce vacancy, readiness and transition risks and develop strong leadership quality and executive bench strength. The succession plan for the Chief Executive Officer and other key employees is reviewed not less than annually with the Board of Directors in executive session.

Director Evaluation Process

The Board of Directors, through the Governance and Nominating Committee, establishes criteria and processes for the annual self‑evaluation of the Board of Directors and each committee. The performance self‑evaluations focus on the contribution to the Company by the Board of Directors and each committee, and specifically focus on areas in which a better contribution could be made. Every three years, the Board of Directors engages an independent consultant to assist with its self‑evaluations. The Board of Directors believes that through its annual self‑evaluation and triennial third-party evaluation, the Board of Directors will continue to evolve to meet the Company’s long-term strategic needs and the interests of our shareowners.

Related-Party Transactions Policies and Procedures

Our Governance and Nominating Committee is responsible for reviewing all related-person transactions that are required to be disclosed under the SEC rules and, when appropriate, initially authorize or ratify all such transactions in accordance with written policies and procedures established by the committee from time to time. The policies and procedures provide that, in determining whether or not to recommend the initial approval or ratification of a related-person transaction, the Governance and Nominating Committee will consider all of the relevant facts and circumstances available, including (if applicable) but not limited to:

•	whether there is an appropriate business justification for the transaction;
•	the benefits that accrue to us as a result of the transaction;
•	the terms available to unrelated third parties entering into similar transactions;
•

the impact of the transaction on a director’s independence (in the event the related person is a director, an immediate family member of a director, or an entity in which a director is a partner, shareowner, or executive officer);

•	the availability of other sources for comparable products or services;
•	whether it is a single transaction or a series of ongoing, related transactions;
•	whether entering into the transaction would be consistent with our Code of Ethics and Business Conduct.

Certain Relationships and Related-Party Transactions

Since the beginning of our last fiscal year, there were no transactions, and there are currently no proposed transactions, in which: (i) the amounts involved exceeded or will exceed $120,000, and (ii) a director, executive officer, holder of more than 5% of our voting securities or any member of their immediate family had or will have a direct or indirect material interest.

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Communication with the Board of Directors

The Board of Directors encourages our shareowners and other interested parties who are interested in communicating with our Board of Directors, the Chairman of the Board of Directors, or the independent directors as a group to communicated by mail as follows:

Board of Directors of DigitalGlobe, Inc.

c/o Corporate Secretary

DigitalGlobe, Inc.

1300 West 120th Avenue

Westminster, Colorado 80234

Additionally, shareowners and other interested parties who are interested in communicating with the Chairman of the Board of Directors or the independent directors as a group may do so electronically by clicking on “Contact the Board” on the Company Information page of our website under Corporate Governance at http://investor.digitalglobe.com, or by emailing to independentdirector@digitalglobe.com.

Correspondence received will be reviewed by our General Counsel or designee, who will regularly forward to the appropriate directors all correspondence that, in the opinion of such person, deals with the functions of the Board of Directors or committees thereof or that the General Counsel otherwise determines requires their attention. Directors may at any time review a log of all correspondence received by the Company that is addressed to any director and request copies of any such correspondence. Concerns relating to accounting, internal controls or auditing matters are immediately brought to the attention of the Audit Committee and handled in accordance with procedures established by the Audit Committee with respect to such matters.

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Board Committees

The Board of Directors has four standing committees. The following table lists, as of the date of this Proxy Statement, the membership on each of the standing committees of the Board of Directors and the number of meetings each committee held in 2016:

Name		Audit	Compensation	Governance & Nominating	Risk Management
Howell M. Estes, III
Nick S. Cyprus
Roxanne J. Decyk
Lawrence A. Hough
Warren C. Jenson
L. Roger Mason, Jr.
Kimberly Till
Eddy Zervigon
Total Committee Meetings Held in 2016		8	5	4	4
Chairperson	Member	Independent Director	Audit Committee Financial Expert

The Board of Directors annually reviews and approves the charter of each of the committees. All committee charters are available on the Company Information page of our website under Corporate Governance, Governance Documents at http://investor.digitalglobe.com.

Audit Committee

Our Audit Committee assists the Board of Directors in its oversight of the quality and integrity of our accounting, auditing, and reporting practices. Among its functions, the Audit Committee: (i) reviews our quarterly and annual financial statements, including any significant financial items and changes in accounting policies; (ii) reviews the audit plans and findings of our independent registered public accounting firm and our internal audit activities; (iii) reviews our financial risk and internal control procedures, including legal and compliance matters; and (iv) has the sole discretion to appoint annually our independent registered public accounting firm, and evaluate its independence and performance. The Audit Committee reviews and evaluates, at least annually, the adequacy of its charter.

The Board of Directors has determined that each of Mr. Cyprus, Ms. Till, and Mr. Zervigon qualifies as an audit committee financial expert as defined by applicable SEC rules. Each member of the Audit Committee qualifies as an independent director, as defined under the NYSE rules and Rule 10A‑3 of the Exchange Act applicable to the Audit Committee members.

Compensation Committee

Our Compensation Committee reviews and recommends policies relating to compensation and benefits of our officers and employees. The Compensation Committee reviews and approves corporate goals and objectives relevant to the compensation of our Chief Executive Officer and other executive officers, evaluates the performance of these officers in light of those goals and objectives, and recommends for approval by the Board of Directors the compensation of these officers based on such evaluations. In making compensation decisions, the Compensation Committee may consider the recommendations of the Chief Executive Officer concerning the Company’s compensation and employment benefit plans and practices, including its executive compensation plans, incentive compensation and equity‑based plans with respect to executive officers (other than the Chief Executive Officer) and director compensation arrangements. The Compensation Committee also administers the issuance of awards under our equity award plans. The Compensation Committee engaged Radford, an Aon Hewitt company (“Radford”), as independent compensation consultants in 2016 to assist in fulfilling the Compensation Committee’s duties. Additional information regarding the Compensation Committee’s engagement of its independent compensation consultant is contained in this Proxy Statement on page 25. The Compensation Committee reviews and evaluates, at least annually, the adequacy of its charter and the performance of the Compensation Committee and its members, including compliance of the Compensation Committee with its charter. Each member of the Compensation Committee qualifies as an independent director, as defined under the applicable rules and regulations of the NYSE. In making its independence determination for each member of the Compensation Committee, the Board of Directors considered whether the director has a relationship with the Company that is material to the Director’s ability to be independent from management in connection with the duties of a Compensation Committee member.

Governance and Nominating Committee

In addition to reviewing Director nominees, the Governance and Nominating Committee is responsible for overseeing our Corporate Governance Guidelines, reporting and making recommendations to the Board of Directors concerning governance matters, and succession planning for our Chief Executive Officer and other key employees. The Governance and Nominating Committee reviews and evaluates, at least annually, the adequacy of its charter. Each member of the Governance and Nominating Committee qualifies as an independent director, as defined under the applicable rules and regulations of the NYSE.

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The Governance and Nominating Committee reviews all candidates for nomination to the Board of Directors, including those recommended by shareowners. To have a candidate considered by the Governance and Nominating Committee for selection or appointment to the Board of Directors, a shareowner must submit the recommendation in writing to our Corporate Secretary. Recommendation letters must include the following information: (i) the name of the shareowner submitting the recommendation and evidence of the shareowner’s ownership of Company stock, including the number of shares owned and the length of time of ownership; (ii) the reasons for the recommendation; and (iii) the full name and address of each recommended director candidate as well as brief biographical information setting forth past and present directorships, employments, occupations and civic activities. Any such recommendation should also be accompanied by a written statement from the proposed nominee consenting to be named as a candidate and, if nominated and elected, consenting to serve as a director. The Governance and Nominating Committee may request additional information concerning the director candidate as it deems reasonably necessary to determine the eligibility and qualification of the director candidate to serve as a member of our Board of Directors. For a candidate to be considered by the Governance and Nominating Committee for nomination to the Board of Directors at an upcoming annual meeting, a shareowner recommendation must be received by our Corporate Secretary not less than 120 days prior to the anniversary date of the Company’s most recent annual meeting of shareowners. Our Bylaws include additional requirements regarding nominations of persons at a shareowners’ meeting other than by the Board of Directors. The Board of Directors will evaluate director candidates recommended by shareowners in the same manner as director nominees recommended by any other source, including management or members of the Board of Directors.

In 2017 the Governance and Nominating Committee and the Board of Directors considered waivers of the retirement age in the Company’s Governance Guidelines for Gen. Estes and determined that it would be in the best interests of the Company and its shareowners to waive the retirement age for him.  The Board of Directors determined that his extensive defense and military experience, leadership skills, and his long history with the Company were vital to the Board of Directors.

Risk Management Committee

Our Risk Management Committee is responsible for overseeing enterprise risk management for the Company. Its responsibilities include reviewing the Company’s identification of risks and their mitigation in light of the Company’s risk tolerance profile and business strategy, periodically reviewing the adequacy of the Company’s resources to perform its risk management responsibilities and achieve its objectives, meeting with the Company’s executive risk oversight committee, reviewing the Company’s performance under material agreements such as the EnhancedView contract, reviewing the Company’s information technology and industrial security programs and reviewing the Company’s compliance with legal and regulatory requirements relating to business operations. The Risk Management Committee reviews and evaluates, at least annually, the adequacy of its charter. The Risk Management Committee charter requires that each member of the Risk Management Committee qualify as an independent director, that at least one member shall hold specified security clearances and one member also serve on the Company’s Audit Committee. Each member of the Risk Management Committee qualifies as an independent director, as defined under the applicable rules of the NYSE.

Executive Leadership Team

The following table lists the members of our executive leadership team as of April 24, 2017:

Name	Age	Title
Jeffrey R. Tarr	54	President and Chief Executive Officer
Gary W. Ferrera	54	Executive Vice President, Chief Financial Officer
Timothy M. Hascall	63	Executive Vice President, Chief Operations Officer and General Manager - Imagery
Walter S. Scott	59	Executive Vice President, Chief Technical Officer and General Manager - Platform & Services
Stephanie Georges	54	Senior Vice President, Corporate Strategy, Marketing and Communications
Daniel L. Jablonsky	47	Senior Vice President, General Counsel, Corporate Secretary and General Manager - International Defense & Intelligence
Jose A. Torres, Jr.	42	Senior Vice President, Chief Accounting Officer
Grover N Wray	56	Senior Vice President, Chief Human Resources Officer

Please see Corporate Governance – Our Board Members, for Mr. Tarr’s biography.

The role of our executive leadership team is to define our strategy and formalize clear objectives, including businesses and market segments. They also define our culture, which is reflected in DigitalGlobe’s stated Purpose, Vision and Values. One of our key strategic focus areas is our Culture of Leadership. Our Company’s success is dependent upon the right people, culture and organizational structure. The Board of Directors also recognizes the importance of effective executive leadership to our success. Each member of our executive leadership team serves at the pleasure of the Board of Directors:

Gary W. Ferrera joined DigitalGlobe in 2015 as our Executive Vice President and Chief Financial Officer (“CFO”). From January 2014 through January 2015, he was Executive Vice President, Chief Financial Officer and Treasurer of Intrawest Resorts. From March 2013 through January 2014, Mr. Ferrera was Executive Vice President and Chief Financial Officer of Great Wolf Resorts, Inc. Previously, he served as Executive Vice President and Chief Financial Officer of National CineMedia, L.L.C., a subsidiary of National CineMedia, Inc., from May 2007 through February 2013. Mr. Ferrera also currently serves as a director of Colorado Public Radio. Mr. Ferrera served in investment banking roles at CitiGroup and Bear Stearns and as an international tax consultant with Arthur Andersen. Additionally, Mr. Ferrera served in the U.S. Army Special Operations and U.S. Army Intelligence prior to earning his undergraduate and graduate degrees. Mr. Ferrera holds an M.B.A. from the Kellogg School of Management and a B.S. in Accounting from Bentley College, magna cum laude.

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Timothy M. Hascall joined DigitalGlobe in October 2011 and currently serves as our Executive Vice President, Chief Operations Officer (“COO”) and General Manager, Imagery. Prior to joining us, from 2004 to 2011, Mr. Hascall served as a senior executive at TriZetto Corporation, most recently as President, Blue Cross/Blue Shield Market. Additionally, Mr. Hascall’s prior experience includes General Manager, North America for Equitant, Inc. Mr. Hascall began his business career with Andersen Consulting, later Accenture, and was made partner in 1996. Mr. Hascall holds a B.S. in Business Administration from the University of Nebraska, and achieved the rank of Major in the United States Marine Corps, serving as an imagery intelligence officer.

Dr. Walter S. Scott is our founder and currently serves as our Executive Vice President, Chief Technical Officer (“CTO”) and General Manager, Platform & Services. From 1986 through 1992, Dr. Scott held a number of technical, program and department management positions at the Lawrence Livermore National Laboratory, including serving as the Assistant Associate Director of the Physics Department. Prior to this, Dr. Scott served as President of Scott Consulting, a Unix systems and applications consulting firm. Since April 2013, Dr. Scott has served on the Board of Directors of The Open Geospatial Consortium (OGC), an international industry consensus standards organization. Dr. Scott holds a B.A. in Applied Mathematics, magna cum laude, from Harvard College and a Doctorate and Master of Science in Computer Science from the University of California, Berkeley.

Stephanie Georges joined DigitalGlobe in May 2015 and currently serves as our Senior Vice President, Corporate Strategy, Marketing and Communications. Ms. Georges was an advisory partner with Genesis, Inc., a Denver-based consultancy since June 2013 where she provided strategy and investor relations consulting to companies in a broad range of industries. Prior to Genesis, she was Executive Vice President, Corporate Strategy and Development at CenturyLink. Serving in the same role at Qwest Communications International, she was one of four senior executives selected to join the CenturyLink Leadership Team, post-merger. During her ten years at both companies, Ms. Georges’ responsibilities included corporate strategy, product innovation, brand strategy, investor relations and mergers and acquisitions. Before joining Qwest, Ms. Georges held various management and analyst positions including 18 years covering the Telecommunications Services sector as a top-ranked sell-side analyst on Wall Street. Ms. Georges served as a director of Zayo Group Holdings, Inc. from July 2013 through November 2015. Ms. Georges holds an M.B.A. from The Wharton School of Business and a B.A. in Economics from Wellesley College.

Daniel L. Jablonsky joined DigitalGlobe in March 2012 and currently serves as our Senior Vice President, General Counsel and Corporate Secretary, and General Manager, International Defense & Intelligence. Prior to joining us, from 2011 to March 2012, Mr. Jablonsky was a shareholder at the law firm of Brownstein Hyatt Farber Schreck, LLP, where he practiced corporate and securities law. From 2010 to 2011, Mr. Jablonsky served as the Interim Co‑General Counsel of Flextronics International Ltd. and from 2007 to 2010, Mr. Jablonsky served as Senior Corporate Counsel, Securities and Mergers & Acquisitions at Flextronics. Mr. Jablonsky previously was in‑house counsel at UBS Financial Services, Inc., served in the enforcement division of the U.S. Securities and Exchange Commission, and practiced corporate and securities law with O’Melveny & Myers LLP. Mr. Jablonsky also served as an officer and nuclear engineer in the United States Navy prior to attending law school. Mr. Jablonsky holds a B.S. in Mechanical Engineering from the United States Naval Academy and a Juris Doctor degree from the University of Washington School of Law.

Jose A. Torres, Jr. joined DigitalGlobe in 2016 and currently serves as our Senior Vice President, Chief Accounting Officer.  Prior to joining DigitalGlobe, from 2012 through 2015, Mr. Torres was the Vice President of Accounting, Financial Reporting and MIS for the ADT Corporation. Prior to ADT, from 2008 through 2012 Mr. Torres held a number of roles with Tyco International, including North America Regional Assistant Controller, Corporate Controller for SimplexGrinnell (a Division of Tyco International), Controller for optical retailer Sterling Vision and Assistant Treasurer at Safety Components International. Mr. Torres started his career in New York as a public accountant with Arthur Andersen. Mr. Torres has a Bachelor of Science degree in accounting and business management from Boston College, and an MBA from Florida Atlantic University.

Grover N Wray joined DigitalGlobe in December 2011 and currently serves as our Senior Vice President, Chief Human Resources Officer. Prior to joining DigitalGlobe, from 2005 to 2011 Mr. Wray led professional, organizational and leadership development initiatives as Executive Vice President of Human Resources at Western Union, a Fortune 500 company based in Englewood, Colorado, and as Vice President, Leadership, Professional Development and Staffing at Janus Capital Group. Mr. Wray also led human resources at Heidrick & Struggles and at Arthur Andersen, where in addition to leading human resources, he also advised clients on change management. Mr. Wray holds a B.S. in Sociology and a Masters of Organizational Behavior, both from Brigham Young University.

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AUDIT RELATED MATTERS

Audit Committee Report

Audit Committee Report

The Audit Committee assists the Board of Directors in fulfilling its responsibilities by reviewing and overseeing the accounting, financial reporting, and internal controls processes of the Company. As of April 24, 2017, the Audit Committee consisted of three members, each of whom has been determined by the Board of Directors to be an audit committee financial expert (as defined by applicable SEC rules), and an independent director (as defined under the NYSE rules and Rule 10A-3 of the Exchange Act applicable to the Audit Committee members).

The Audit Committee operates pursuant to a written charter, as adopted by the Board of Directors, a copy of which is available on the Company Information page of our website under Governance Documents at http://investor.digitalglobe.com. As set forth in more detail in the Audit Committee’s charter, the Audit Committee’s primary responsibilities fall into three categories:

      overseeing the preparation and review of the quarterly and annual financial reports, including discussions with management and the Company’s independent registered public accounting firm regarding significant accounting and reporting matters;

•      having responsibility for the appointment, compensation, retention and oversight of all of the work of our independent registered public accounting firm including selection of the lead audit engagement partner, as well as determining whether the independent registered public accounting firm is independent and qualified; and

•      overseeing compliance with policies and regulatory requirements, including management’s implementation of effective systems of internal controls and financial risk management.

In connection with these responsibilities, the Audit Committee met a total of eight times during 2016. Audit Committee meetings are scheduled as necessary to ensure that adequate time and attention are devoted to all of the Audit Committee’s obligations. The Audit Committee utilizes the expertise and knowledge of management and the independent auditor, and meetings are structured to allow for full discussion and, where appropriate, separate sessions with the Company’s independent auditors and select management. In fulfilling its responsibilities and duties, in 2016 the Audit Committee, among other actions:

•      reviewed and discussed with management and the independent auditor the Company’s quarterly earnings press releases, consolidated financial statements (including the presentation of non-U.S. GAAP financial information and review of significant accounting policies and judgments), and related periodic reports prior to their release;

•      reviewed and discussed the effectiveness of the Company’s compliance programs and its internal controls over financial reporting;

•      reviewed the scope of, and the overall plans for, the internal audit program and the annual audit with the internal auditor and the independent auditor;

•      monitored management’s administration of processes and procedures, including the Company’s use of the Ethicspoint® reporting system, for anonymous submissions of employee concerns and complaints in accordance with the Company’s Code of Ethics and Business Conduct;

•      reviewed significant legal developments and the Company’s processes for monitoring compliance with legal and regulatory requirements and Company policies;

•      inquired about significant business and financial reporting risks, reviewed the Company’s policies for risk assessment and risk management, and assessed the steps management is taking to control these risks;

•      reviewed the Company’s policy for the pre-approval of audit and permitted non-audit services by the independent auditor and discussed with the independent auditor matters relating to its independence; and

•      met in periodic executive sessions with the internal auditor or the independent auditor, to discuss the results of their examinations, their evaluations of internal controls, and the overall quality of the Company’s financial reporting.

As part of its oversight of the Company’s financial statements, the Audit Committee reviewed and discussed with management and the Company’s independent registered public accountants all annual and quarterly financial statements, including the fiscal year 2016 audited annual financial statements, prior to their issuance. These reviews included discussion with the independent registered public accountants of matters required to be discussed pursuant to Public Company Accounting Oversight Board Auditing Standard No. 16 (Communication With Audit Committees). The Audit Committee also reviewed the written disclosures and letter from PricewaterhouseCoopers LLP pursuant to applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountants’ communications with the Audit Committee concerning independence.

Based upon the foregoing review and discussions and the report of PricewaterhouseCoopers LLP, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016 for filing with the SEC.

The Audit Committee Nick S. Cyprus, Chairman Kimberly Till Eddy Zervigon

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Audit and Non‑Audit Fees

The fees for professional services rendered by PricewaterhouseCoopers LLP for fiscal years 2016 and 2015 were as follows:

	2016	2015
Audit Fees(1)	$1,522,320	$2,006,900
Tax Fees(2)	4,300	10,524
All Other Fees(3)	9,810	207,633
Total	1,536,430	2,225,057
(1)

Fees for the audit of our annual financial statements included in our annual report on Form 10‑K, the audit of our internal control over financial reporting, the review of the financial statements included in our Quarterly Reports on Form 10‑Q, and audit services provided in connection with other regulatory filings.

(2)	Tax fees consisted of fees for tax advisory services.
(3)	2016 consisted of research software subscription fees. 2015 consisted of due diligence services of $198,100 and research software subscription fees of $9,533.

Pre‑Approval of Independent Auditor Services

All services, audit and non‑audit, provided by the independent auditor must be pre‑approved by the Audit Committee or its delegate. As set forth in its charter, the Audit Committee has the sole authority to review in advance, and grant any appropriate pre‑approval of: (i) all auditing services to be provided by the independent registered public accounting firm and (ii) all non‑audit services to be provided by the independent registered public accounting firm as permitted by Section 10A of the Exchange Act, and in connection therewith to approve all fees and other terms of engagement. Such pre‑approval can be given as part of the Audit Committee’s approval of the scope of the engagement of the independent registered public accounting firm or on an individual basis. The Audit Committee may delegate responsibility for pre‑approval of non‑auditing services to one or more of its members, but the decision must be presented to the full Audit Committee. In 2016 and 2015, all services of PricewaterhouseCoopers LLP were pre‑approved by the Audit Committee. The Audit Committee concluded that the provision of non-audit services was compatible with maintaining the independence of PricewaterhouseCoopers LLP.

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COMPENSATION DISCUSSION & ANALYSIS

Executive Summary

DigitalGlobe’s executive compensation philosophy is built on a commitment to link pay to performance and align incentives with shareowner interests. Executives are rewarded for pursuing and achieving our key strategic business goals. Likewise, we believe underachievement is reflected in pay as well. To enhance alignment with shareowner interests, a substantial portion of each executive’s compensation opportunity is in the form of equity awards with value directly linked to our stock price. Our executive compensation program is also designed to attract and retain executive talent in a competitive marketplace and to compensate executives at competitive, but responsible, levels.

We maintain executive compensation and governance risk-mitigating best practices (such as clawback policies and executive and board stock ownership guidelines) to help ensure that our compensation programs do not encourage excessive risk taking. In addition, the majority of our compensation for our Board of Directors and executives is in the form of equity, which further ties their interests to those of our shareowners. We believe that our balanced, performance‑based approach best serves the interests of our shareowners.

Key Takeaways

In consideration of our 2015 results and share price, the Compensation Committee and the Board of Directors took several actions in early 2016 to reflect our ongoing commitment to aligning executive compensation with performance and shareowner interests. These decisions included:

•	No Base Salary Increases in 2016: No base salary increases were given to any NEOs in 2016.
•	No STI Opportunity Increases in 2016: Similarly, target short-term incentive opportunities were not increased in 2016.
•

Performance-Based Long-Term Incentives: The equity award values approved by the Compensation Committee for our NEOs in 2016 were at or below the 50th percentile for comparable positions at our peer group.

•	Higher percentage of PSUs for NEOs: In 2016 the Compensation Committee increased the percentage of target LTI value delivered as PSUs from 50% to 66%.
•

Significant reduction in CEO equity grant value: The CEO was awarded the same number of shares in 2016 as in 2015 which, based on the depressed stock price on the grant date of the 2016 awards, resulted in an approximate 50% reduction in the grant date fair value for the awards.

•	Lowered CEO Targeted Compensation: Targeted compensation for our CEO was lowered 35% from 2015 to 2016.
•

Increased Stock Ownership Guidelines for the CEO and Non-Employee Directors: In 2016 the Compensation Committee increased the Stock Ownership Guidelines for the CEO from 5x to 6x, and for Non-Employee Directors from 3x to 5x.

We believe these decisions were prudent and aligned to Company performance. Since the start of 2016, our share price performance has significantly improved and we finished 2016 at the 94th percentile of the Russell 2000. The Company grew net income 13.7%, increased revenue 3.2%, and grew adjusted EBITDA 7.6%. Our share price increased nearly 83%, rising from $15.66 on December 31, 2015 to $28.65 on December 30, 2016. We also achieved key strategic objectives we believe are important for long-term shareowner value creation, such as completing our acquisition of The Radiant Group, Inc., refinancing our outstanding debt and successfully launching WorldView-4.

These strong business results and share-price performance of the past year have been reflected in the pay outcomes of 2016. For example:

•

Above-Target Annual Incentives for 2016: The Compensation Committee approved above-target payments for cash incentives under our STI Plan for all of our NEOs in 2016 based on performance under the STI Plan.

•

Above-Target Vesting of 2014-2016 Performance Share Unit Awards: The Compensation Committee certified a payout of PSUs awarded to our NEOs in 2014 and earned at a combined 128% of target for the 2014-2016 performance period based on performance under our LTI plan.

Compensation Philosophy and Objectives

A key component of our business strategy is to provide appropriate incentives to attract, retain, and motivate top talent. The Compensation Committee has designed CEO and executive total compensation packages to drive actions that align with both the short-term and long-term interests of our shareowners. We meet these objectives by applying the following principles:

•Compensation Tied to Company Performance: Support the overall business objectives by aligning a substantial portion of executive total compensation to our financial and operating performance with 77% of CEO targeted compensation and 72% of NEO targeted compensation, on average, tied to performance and/or our stock price.

•Shareowner Alignment: Enhance the linkage between our executives’ and our shareowners’ interests by issuing awards with payouts tied directly to the Company’s financial performance and the value of our common stock.

•Peer Group Assessments: Review and consider executive compensation packages against a selected peer group and the Radford High Technology Survey, to help ensure market competitive compensation levels.

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•Absolute and Relative Pay-for-Performance: Structure components of pay to align with key performance metrics, using both absolute and relative measures.

Compensation Framework

Our compensation programs are designed to align compensation with the interests of shareowners, reward executives for producing sustainable growth in shareowner value, and attract, motivate and retain world‑class talent in order to develop and execute the Company’s strategic plans. The Compensation Committee strongly believes that executive compensation opportunities should be tied to Company performance in both the short-term and long-term. We carefully selected the framework in the following chart to achieve these objectives in our 2016 executive compensation program.  As described in the “Target Pay Mix” section below, these elements are allocated so that the majority of each named executive officer’s compensation opportunity is subject to performance-based vesting requirements.

Governance Highlights

Beyond the pay-for-performance alignment, we have implemented several governance best practices.  To further assure that we are aligning shareowner and management interests, the Compensation Committee routinely assesses the effectiveness of the performance of our compensation plans and practices, and reviews risk mitigation and governance matters.

What We Do		What We Don’t Do

ü	We align pay and performance	XWe do not provide our executive officers with tax gross‑up provisions

ü	We conduct annual risk assessments of our compensation policies and practices	XWe do not grant equity awards with single-trigger change-in-control vesting

ü	We maintain a clawback policy	XOur equity plan does not allow repricing of underwater options without shareowner approval

ü	We maintain stock ownership guidelines for both directors and officers	XWe do not permit directors and officers to hedge our stock

ü	Our Compensation Committee retains an independent compensation consultant	XWe do not permit directors and officers to pledge our stock

ü	We cap cash incentive payouts and PSU vesting levels	XWe do not provide significant executive perquisites

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2016 CEO Compensation Alignment with Shareowner Interests

To demonstrate how compensation plans are aligned with our compensation framework and shareowner interests, below are two snapshots: (1) 2016 target pay mix, and (2) a long-term graphic showing how the Compensation Committee has been responsive to share price and performance when setting target pay.

2016 Target Pay Mix

The following charts outline the breakdown of 2016 targeted compensation for our NEOs, specifically, base salary, target STI Plan, and LTI values (collectively, “Total Direct Compensation”).  LTI values are approved by the Compensation Committee and used to determine the number of shares subject to the RSU awards. Consistent with our objective of pay-for-performance, a substantial portion of Total Direct Compensation is variable in the form of annual incentives and equity awards, with significant performance-based metrics in STI Plan and PSUs.

In 2016, 77% of our CEO’s targeted compensation was tied to performance, and 72% of targeted compensation for our other NEOs on average, was performance-based.

CEO Compensation Component ($ in thousands)	2016
Base Salary	$710
STI Plan: Annual Cash Incentive	$710
LTI: Time-Vested RSUs	$564
LTI: PSUs	$1,128
Variable Pay (STI and LTI)	$2,402
Fixed (Base Salary)	$710
Total	$3,112

Other NEO Compensation Component ($ in thousands)	2016 (Avg)
Base Salary	$375
STI Plan: Annual Cash Incentive	$254
LTI: Time-Vested RSUs	$239
LTI: PSUs	$485
Variable Pay (STI and LTI)	$979
Fixed (Base Salary)	$375
Total	$1,354

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Historical Stock Price vs. Target CEO Compensation

Our executive compensation practices are designed to tie pay with performance and align incentives with shareowner interests. Below is a graph demonstrating the correlation between our historical stock price and targeted compensation (calculated as described above) for our CEO for each year indicated. The Compensation Committee was responsive to share price and performance when setting CEO pay in 2016.

Say-on-Pay Results and Feedback

At our 2016 annual shareowner meeting, the advisory vote on our 2015 executive compensation program (our “say-on-pay” proposal) received the support of approximately 98% of the votes cast. The Compensation Committee believes this result demonstrates shareowner support for the performance-based executive compensation programs that we maintain. Although we appreciate the strong support, the Compensation Committee nevertheless continues to work to enhance our executive compensation program to align with shareowner interests and incorporate appropriate best practices. When making compensation decisions for our executive officers, the Compensation Committee will continue to consider the outcome of our say-on-pay votes and feedback from shareowners.

Executive Compensation Decision-Making Process

The Compensation Committee devotes significant time throughout the year to executive compensation matters in order to align executive pay with corporate performance and shareowner interests. In determining executive compensation, the Compensation Committee obtains input and advice from our independent compensation consultant, Radford, and reviews recommendations from our CEO with respect to the performance and compensation of our other NEOs. The Board of Directors, upon recommendation from the Compensation Committee, reviews and approves CEO and NEO compensation.

The Compensation Committee reviews the feedback we receive from investors and considers financial and stock price performance to determine appropriate executive compensation parameters.  The Compensation Committee structures the executive compensation program to balance the goals of linking pay-to-performance and creating alignment with shareowner interests on the one hand, with the challenge of retaining and motivating a qualified executive team to provide business continuity and strategic leadership on the other.

Key Participants

The roles and responsibilities of all parties involved with executive compensation are outlined below:

ROLE	RESPONSIBILITIES

Shareowners	•Cast advisory vote on executive compensation •Approve share pool increases or certain other changes to equity plans •Provide direct feedback and input to the Company and our Board of Directors

Board of Directors

•Evaluates CEO’s performance

•Approves share pool increases or changes to equity plans (subject to shareowner approval in certain cases)

•Reviews and approves executive compensation, with input and recommendation from the Compensation Committee

•Reviews and approves the Proxy Statement and other statutory filings

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ROLE	RESPONSIBILITIES

Compensation Committee

•Approves:

•performance-based vesting metrics and goals under STI Plan and PSUs

•achievement of performance-based goals under STI Plan and PSUs

•equity awards for non-executives

•peer group used for executive compensation

•Considers all factors and shareowner feedback to help align  our compensation programs with the interests of our shareowners and long-term value creation

•  Recommends to the Board of Directors any adjustments to executive base salary, target bonus, and equity compensation

•  Reviews and recommends inclusion of the Compensation Discussion & Analysis section in the Proxy

Independent Compensation Consultant

•Provides advice and data to the Compensation Committee regarding our executive compensation program, including:

•input on pay philosophy, best practices and market trends

•selection of peer group

•executive compensation practices and levels at peer group companies

•design of STI Plan and equity compensation, and changes to equity plans

•Reviews and provides an independent assessment of the data and materials presented by management to the Compensation Committee

•Participates in Compensation Committee meetings as requested

•Reviews and comments on the Compensation Discussion & Analysis portion of the Proxy Statement

CEO

•Evaluates executive performance and recommends adjustments to executive base salary and STI and LTI compensation (for other NEOs)

•Develops business goals, which are considered and approved by the Compensation Committee and Board of Directors in the design of our executive compensation program

Role of Independent Compensation Consultant

The Compensation Committee has retained Radford to provide advice on compensation of the Company’s executive officers and Non-Employee Directors. Radford provides no other services to the Company. The Compensation Committee has assessed the independence of Radford and concluded that its engagement of Radford does not raise any conflict of interest with the Company or any of its directors or executive officers.

Risk Considerations

While the Board of Directors has overall responsibility for risk oversight, each of the standing committees of the Board of Directors regularly assesses risk in connection with executing its responsibilities. As such, the Compensation Committee assesses the potential risks arising from our compensation policies and practices. The Compensation Committee coordinates with our legal, human resources and other departments, considers shareowner feedback and interests and consults with Radford. The Compensation Committee and its independent compensation consultant reviewed and discussed the assessment for fiscal 2016, including the governance components described earlier.  The Compensation Committee determined that our compensation programs do not create risks that are reasonably likely to have a material adverse effect on our Company.

Compensation Competitive Analysis

The Compensation Committee considers data on the executive compensation programs and levels at peer companies. Radford and the Compensation Committee determined that the use of Radford’s High Tech Survey, along with the Company’s selected peer group, provided the appropriate companies against which DigitalGlobe competes for the specialized talent and experience required of our NEOs.

The Compensation Committee, with input from Radford, annually assesses the appropriateness of our peer group. In 2016 we used the following principal considerations when evaluating our peer group:

•Industry Affiliation ‑ Companies in the satellite & geospatial, business information and defense industries

•Revenues ‑ Revenues in the range of $300 Million to $2 Billion

•Market Capitalization ‑ Market capitalization in the range of $500 Million to $6 Billion

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Peer Group for our 2016 Benchmarking: Current Peers

Peer	Revenue* ($)	Market Capitalization	Geospatial/ Satellite	Business Information	Defense
Acxiom Corporation	804.9	1,629.0		X
comScore, Inc.	368.8	1,604.0		X
Corporate Executive Board Co.	928.4	2,032.0		X
Costar Group Inc.	711.8	6,715.0		X
Cubic Corporation	1,431.0	1,274.0			X
Exponent, Inc.	289.2	1,286.0		X
FactSet Research Systems Inc.	1,006.8	6,730.0		X
Fair Isaac Corporation	838.8	2,927.0		X
FLIR Systems, Inc.	1,557.1	3,877.0			X
Forrester Research Inc.	313.7	505.0		X
Gartner Inc.	2,163.1	7,515.0		X
IHS Inc.	2,184.3	8,074.0		X
Iridium Communications Inc.	411.4	799.0	X
Kratos Defense & Security Solutions	657.1	242.0			X
NeuStar, Inc.	1,050.0	1,284.0		X
Qlik Technologies, Inc.	612.7	2,945.0		X
The Advisory Board Company	768.3	2,078.0		X
The KEYW Holding Corporation	297.9	235.0	X		X
Trimble Navigation Limited	2,395.5	5,373.0	X		X
ViaSat Inc.	1,382.5	2,952.0	X
50th Percentile / % of Sector Type	821.8	2,055.0
DigitalGlobe	702.4	1,096.0	X	X	X
Rank	36%	19%

*Dollars are presented in millions. Revenue and market capitalization are as of December 31, 2015, reflecting the approximate data and considerations used when the Compensation Committee selected the peer group.

Except as otherwise noted in the Compensation Discussion & Analysis, the Compensation Committee’s executive compensation determinations are subjective and the result of the Compensation Committee’s business judgment, which is informed by the experiences of the members of the Compensation Committee, the analysis and input from, and peer group data provided by, the Compensation Committee’s independent executive compensation consultant, as well as the Compensation Committee’s assessment of overall compensation trends.  However, executive compensation levels are not established at any particular level against peer group data. Rather, the Compensation Committee generally considers the following factors: the Company’s performance; the performance of each NEO; the contribution of each NEO to our overall results; each NEO’s experience, skill set and tenure; and compensation structure and levels for comparable positions at companies in our peer group.

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2016 Executive Compensation

The Total Direct Compensation of our NEOs is linked to corporate and individual performance as well as the interests of our shareowners. We believe this aligns our executives’ incentives with our objective of enhancing shareowner value over the longer term.

Named Executive Officers

Our NEOs and their titles are as follows:

Name	Title
Jeffrey R. Tarr	President and Chief Executive Officer
Gary W. Ferrera	Executive Vice President, Chief Financial Officer
Walter S. Scott	Executive Vice President, Chief Technical Officer and General Manager - Platform & Services
Timothy M. Hascall	Executive Vice President, Chief Operations Officer and General Manager - Imagery
Daniel L. Jablonsky	Senior Vice President, General Counsel and General Manager – International Defense and Intelligence

2016 Target Compensation

Our executive compensation programs are designed to effectively link our executives’ pay to Company performance and shareowner interests. Our overall disappointing performance of 2015, at least when measured by our challenging goals and targets, was reflected in certain Compensation Committee decisions regarding 2016 pay levels. In particular, and as reflected in the following section, the Compensation Committee held base salaries and target STI Plan incentives flat in 2016, and granted LTI at significantly lower levels in order to demonstrate alignment with shareowner value.

Name	Title	Salary ($)	Short-Term Incentive Target (%)	Long-Term Incentive ($)	Total Direct Compensation ($)
Jeffrey R. Tarr	President and Chief Executive Officer	710,000	100%	1,684,000	3,112,000
Gary W. Ferrera	EVP, Chief Financial Officer	425,000	70%	975,000	1,697,500
Walter S. Scott	EVP, CTO and General Manager – Platform & Svcs	370,000	70%	765,000	1,394,000
Timothy M. Hascall	EVP, COO and General Manager – Imagery	375,000	70%	795,000	1,433,000
Daniel L. Jablonsky	SVP, General Counsel and General Manager - International Defense and Intelligence	355,000	60%	750,000	1,318,000

Base Salary

The table below shows annual base salary levels for our NEOs in 2015 and 2016. Our NEOs did not receive base salary increases for 2016.

Name	2015 ($)	2016 ($)
Jeffrey R. Tarr	710,000	710,000
Gary W. Ferrera	425,000	425,000
Walter S. Scott	370,000	370,000
Timothy M. Hascall	375,000	375,000
Daniel L. Jablonsky	355,000	355,000

2016 Short-Term Incentive Plan

The STI Plan incorporated the following performance measures and weightings in 2016:

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•	2016 Company Adjusted EBITDA (35%)
•	2016 Consolidated Company GAAP revenues (35%)
•	2016 Individual and Corporate Strategic Objectives (30%)

Each NEO’s target annual cash incentive (as expressed as a percentage of base salary) under the STI Plan for 2016 was the same in 2015: 100% for Mr. Tarr and 70% for Messrs. Ferrera, Scott and Hascall, and 60% for Mr. Jablonsky. Each NEO’s maximum annual cash incentive for 2016 is capped at 185% of his target amount.

Financial Metrics

The table below illustrates the financial metrics approved by the Compensation Committee for the 2016 STI Plan, the actual Company performance result for 2016, and the corresponding payout percentage of that component of the incentive opportunity:

Performance Metric	Weighting	Threshold	Target	Maximum	Actual	Payout
Adjusted EBITDA * (in millions)	35%	$320	$360	$400	$382.6	157%
Consolidated Revenue (in millions)	35%	$670	$705	$755	$713	116%
Payout (as a % of the corresponding portion)		25%	100%	200%		136.5%

*Adjusted EBITDA is a non‑U.S. GAAP financial measure. For purposes of the STI Plan, adjusted EBITDA represents net income before interest, taxes, and depreciation and amortization expense, and excludes restructuring charges, integration costs, acquisition costs, loss from early extinguishment of debt, and equity-method investment activity.

Individual Strategic Metrics

We determine 30% of the STI Plan target payouts based on DigitalGlobe’s performance against individual metrics for each executive. These objectives had specific measures tied to achievement at threshold, good, and great with each category being awarded respectively at 50%, 100% and 150%.  The max achievement for any measure was 150%.

Name	Individual Metrics (30% of compensation)	Threshold	Good	Great
Jeffrey R. Tarr	Guidance given in February 2016 relative to corporate performance (revenue and adjusted EBITDA)			X
	Successful renewal of our EV and Global Enhanced GEOINT Delivery (“Global EGD”) contracts		X
	Successful completion of one or more strategic opportunities			X
	Build incremental Direct Access Program annual contract value of letters of intent and contracts			X
	Company engagement score relative to technology peer group			X
Gary W. Ferrera	Quarterly forecast accuracy of revenue and adjusted EBITDA		X
	Deliver on new procurement savings			X
	Guidance given in February 2016 relative to corporate performance (revenue and adjusted EBITDA)			X
	Investor perception of investor communications		X
Timothy M. Hascall	Imagery revenue		X
	Successful renewal of our EV and Global EGD contracts		X
	Engagement amongst Imagery team relative to technology peer group			X
Walter S. Scott	Platform revenue			X
	Platform monthly recurring revenue	X
	Successful renewal of our EV and Global EGD contracts		X
Daniel L. Jablonsky	International defense &intelligence revenue		X
	Build incremental Direct Access Program annual contract value of leters of intent and contracts			X
	Successful completion of a strategic opportunity			X

For 2016, our Compensation Committee determined that our executives achieved their individual metrics at an aggregate level of 132%.

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Payouts under the STI Plan

Individual payouts under the STI Plan resulted from quantitative achievement on the measures described in the table above and an assessment of the executive’s performance. Accordingly, individual payouts varied. The CEO’s individual payout was determined by the Compensation Committee and the Board of Directors. The individual payouts for the other NEOs were approved by the Board of Directors with input from the CEO. The table below details the payouts under the STI Plan for our CEO and NEOs:

								Target)
Name	Base Salary($)	Target Annual Cash Incentive(% of Base Salary)	Target Award ($)	Consolidated Revenue Component Actual Payout Percentage (35% of target opportunity)	Adjusted EBITDA Margin Component Actual Payout Percentage (35% of target opportunity)	Individual Strategic Metric Actual Payout Percentage (30% of target opportunity)	Results/ Payout($)(1)	Overall Payout of STI Plan (as a % of Target)
Jeffrey R. Tarr	710,000	100%	710,000	116%	157%	140%	980,000	138.0%
Gary W. Ferrera	425,000	70%	297,500	116%	157%	131%	404,000	135.6%
Walter S. Scott	370,000	70%	259,000	116%	157%	120%	343,000	132.4%
Timothy M. Hascall	375,000	70%	262,500	116%	157%	120%	348,000	132.3%
Daniel L Jablonsky	355,000	60%	132,660	116%	157%	147%	299,000	140.4%

(1)

Represents 70% of the target award amount multiplied by the actual payout percentage for the financial components collectively, plus 30% of the target award amount multiplied by the actual payout percentage for the individual strategic metrics.

2016 Long-Term Incentive Awards

The structure of our LTI awards is summarized in the table below:

Long-Term Incentive Vehicle/ Metric	Rationale for Use of Metric	Percent of LTI Mix*	Payout Opportunity	Vesting Cycle
Performance Share Units (Absolute Stock Price “ABS”)	Aligns executive pay and shareowner interests, because it holds the executives accountable for stock price appreciation	33%	0‑100% of Target Shares	3 Years (2016-2018) performance period with additional 1-year holding period if earned in Year 1 or 2
Performance Share Units (relative total shareholder return “TSR”)	Measures external performance using total shareholder return relative to companies in the Russell 2000	33%	0‑200% of Target Shares	3 Years (2016-2018) performance period with cliff vesting
Restricted Share Units (Time Vested)	Enhances retention while still aligning award value to the value of the Company’s stock	33%	0-100% of target shares	25% per year over 4 Years

* Based on the award values approved by the Compensation Committee.

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2016 Long-Term Incentive Award Values

In determining the appropriate level of equity award grants for 2016, the Compensation Committee took into consideration the market median long-term incentive targets for comparable positions in the peer group and the performance of our stock in 2015. The 2016 award values approved by the Compensation Committee for the named executive officers are reflected in the table below. These values were lower in 2016 due to the stock price performance.  The Compensation Committee determined that it was appropriate, and consistent with our performance-based compensation philosophy, to balance the enhanced retention objectives of the RSU component of the awards by granting an equal portion of the total award value for each tranche of PSUs in 2016.

	(33%)	(33%)	(33%)	(100%)
Name	PSU (ABS) (33%)	PSU (TSR) (33%)	RSU (33%)	Total (100%)
Jeffrey R. Tarr	$ 564,000	$ 564,000	$ 564,000	$ 1,692,000
Gary W. Ferrera	$ 325,000	$ 325,000	$ 325,000	$ 975,000
Walter S. Scott	$ 255,000	$ 255,000	$ 255,000	$ 765,000
Timothy M. Hascall	$ 265,000	$ 265,000	$ 265,000	$ 795,000
Daniel L Jablonsky	$ 250,000	$ 250,000	$ 250,000	$ 750,000

* The differences between the award values approved by the Compensation Committee, as shown above, and the grant date fair value of the awards appearing in the Summary Compensation Table below is attributable to (i) rounding to the nearest whole share, and (ii) in the case of the PSUs, application of the valuation methodology described in footnote 1 to the Summary Compensation Table.

2016-2018 Performance Share Unit Awards

Absolute Stock Price PSUs

Thirty-three percent of the total 2016 LTI grant value approved by the Compensation Committee was awarded in PSUs with performance-based vesting requirements linked to DigitalGlobe’s achievement of absolute share price hurdles for the three-year performance period of 2016-2018. This metric was chosen to put a direct emphasis on stock price appreciation, which at time of grant was $15.66, with vesting based on achievement of sustained stock price trading average over a 45-day period. The following chart shows the metrics that are used to determine the performance-based vesting level of these awards:

	First Hurdle	Second Hurdle	Third Hurdle
Absolute Stock Price	$20	$25	$30
Vesting (% of target for this portion of the PSUs)	20% (20% cumulative)	40% (60% cumulative)	40% (100% cumulative)

Vesting of this award is based on the achievement of each stock price hurdle which must be maintained on average for 45 trading days. If earned prior to the end of the second year of the performance period, an additional one year time-based vesting applies.

Relative Total Shareholder Return PSUs

Thirty-three percent of the total 2016 LTI grant value approved by the Compensation Committee was awarded in PSUs with performance-based vesting requirements linked to DigitalGlobe’s relative TSR for the three-year performance period 2016‑2018. Relative TSR will be measured by comparing DigitalGlobe’s TSR for the three-year performance period to those companies that are included in the Russell 2000 index. To further enhance alignment with shareowner interests, the Compensation Committee provided for a vesting cap of 100% for this portion of the PSUs if DigitalGlobe’s TSR for the performance period is negative, regardless of TSR performance on a relative basis. The following chart shows the metrics that will be used to determine the performance-based vesting level of these awards:

TSR Performance	Vesting (% of target)	Vesting if DigitalGlobe’s absolute TSR is Negative (% of target)
25th Percentile	50%	50%
55th Percentile	100%	100%
75th Percentile	150%	100%
Above 90th Percentile	200%	100%

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For purposes of these awards, TSR will be calculated assuming dividend investment and using 20-day stock price averaging (the first and last 20 trading days) on both the front-end and back-end of the three-year performance period. The relative comparison will be based on those companies that are included in the Russell 2000 index for the entire performance period.

2014‑2016 Performance Share Unit Awards

In addition to new awards granted in 2016 described above, we finalized the three-year performance period for the 2014-2016 PSUs (“2014 PSUs”).  The 2014 PSUs were vested at a combined 108% as detailed below:

2014 PSUs - Return on Invested Capital

Fifty percent of the total 2014-2016 PSU grant value approved by the Compensation Committee was awarded in PSUs with performance-based vesting requirements linked to DigitalGlobe’s achievement of unlevered free cash flow (“UFCF”) to return on invested capital (“ROIC”) for the three-year performance period 2014-2016. The target level was set to be reasonably achievable with strong management performance, while the maximum level was designed to reflect exceptional performance. The following chart shows the metrics that will be used to determine the performance-based vesting level of these awards:

	Below Threshold	Threshold	Target	Maximum	Results/Final Vesting Percentage
UFCF ROIC(1)	Less than 4%	3%	6%	9% or greater	7.9%
Vesting (% of target)	0%	50%	100%	200%	163%

(1) ROIC is a non‑U.S. GAAP financial measure. For purposes of 2014‑2016 PSUs, ROIC is defined as UFCF divided by invested capital.  UFCF is a non-U.S.GAAP financial measure defined as net cash flows provided by operating activities less net cash flows used in investing activities, excluding cash paid for interest, acquisitions of businesses, net of cash acquired, and certain other one-time costs.  Exclusions from UFCF are ultimately at the sole discretion of the Compensation Committee.  Invested capital is defined as total debt plus total shareowners’ equity, less cash and cash equivalents and marketable securities.

2014 PSUs – Relative Total Shareholder Return

Fifty percent of the 2014 PSUs were linked to DigitalGlobe’s relative TSR performance, as measured against companies in the Russell 2000 index in the same manner as described above with respect to the 2016-2018 PSU awards:

	Below Threshold	Threshold	Target	Maximum	Results/Final Vesting Percentage
Relative TSR	Less than 25th Percentile	25th Percentile	50th Percentile	75th Percentile or greater	27th Percentile
Vesting (% of target)	0%	50%	100%	200%	53%

For the 2014 – 2016 performance period, DigitalGlobe’s relative TSR performance was at the 27th percentile. This resulted in vesting of 53% of target PSUs for this portion of the award.

Executive Policies, Provisions and Agreements

Stock Ownership Guidelines

Position	Requirement
Chief Executive Officer	6x Base Salary
Executive Vice President	3x Base Salary
Other Elected Officers	1.5x Base Salary
Non‑Employee Directors	5x Annual Cash Retainer

We maintain Stock Ownership Guidelines that apply to the CEO, other elected officers including named executive officers, and our Non‑Employee Directors. The Stock Ownership Guidelines require our directors and officers to hold “Qualifying Shares” at the levels listed above. “Qualifying Shares” include (1) shares of DigitalGlobe common stock held by the covered executive or Non‑Employee Director in a brokerage account, or for the covered executive’s or Non‑Employee Director’s benefit in trust, or through a tax qualified retirement plan, (2)

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restricted shares or RSUs (whether vested or unvested), and (3) 50% of the aggregate spread (fair market less exercise price) on vested DigitalGlobe stock options held by the covered executive or Non‑Employee Director.

Executives and Non‑Employee Directors are expected to achieve the holdings required by the Stock Ownership Guidelines within five years from their date of hire or effective date of promotion.

In October 2016 the Compensation Committee approved an increase to the Stock Ownership Guidelines for the Chief Executive Officer and Non-Employee Directors.  The Chief Executive Officer requirement increased from 5x to 6x, and the Non-Employee Director guideline increased from 3x to 5x.

As of the Record Date, all executives and Non‑Employee Directors subject to these requirements have exceeded these holding requirements within the time period specified. Please refer to the section titled “Share Ownership” beginning on page 42 for a presentation of the equity holdings of our directors and named executive officers.

Executive Non‑qualified Deferred Compensation

We maintain a deferred compensation plan for certain employees and members of the Board of Directors to provide an opportunity to defer compensation on a pre‑tax basis. Executives who elect to participate may defer up to 90% of annual base salary; up to 100% of incentive and other compensation; and the payment of up to 100% of any RSUs awarded. Participants specify one or more benchmark fund(s) in which their cash deferrals will be deemed to be invested for purposes of crediting earnings or losses on the deferrals. RSUs continue to be paid in shares of our common stock. Participants may generally elect to receive a year’s deferrals at a specified future date while employed (scheduled in‑service withdrawal) and/or at termination of employment.

The Company, upon approval by the Compensation Committee and the Board of Directors, may also make contributions at any time based upon individual or overall corporate performance. We did not make any contributions to the deferred compensation plan in 2016. None of our named executive officers has elected to defer compensation under the deferred compensation plan.

Clawback Policy

Our Corporate Governance Guidelines include a clawback policy. This policy requires the  reimbursement or cancellation of all or a portion of any short-term or long-term cash or equity incentive awards or payments to an executive officer (or former executive officer, as the case may be) of the Company where: (1) the amount of, or number of shares included in, any such payment or award was determined based on the achievement of financial results that were subsequently the subject of an accounting restatement due to noncompliance with any financial reporting requirement under the securities laws; (2) a lesser payment or award of cash or shares would have been made to the individual based upon the restated financial results; and (3) the payment or award of cash or shares was received by the individual prior to or during the 12‑month period following the first public issuance or filing of the financial results that were subsequently restated.

This clawback policy does not limit any other remedies the Company may have available to it in the circumstances, which may include, without limitation, dismissing an employee or initiating other disciplinary procedures. The provisions of this clawback policy are in addition to (and not in lieu of) any rights to repayment the Company may have under Section 304 of the Sarbanes‑Oxley Act of 2002 (applicable to the Chief Executive Officer and Chief Financial Officer only) and other applicable laws.

Anti‑Hedging and Pledging Policy

The Company’s Insider Trading Policy prohibits the Company’s Directors, officers and employees from, unless otherwise approved in advance by the Company’s General Counsel, engaging in hedging transactions or pledging the Company’s securities as collateral for a loan. The Company’s General Counsel did not approve any such transactions in 2016.

Severance Protections

We have entered into employment and severance agreements with certain of our named executive officers, and our equity awards provide for continued or accelerated vesting in certain circumstances in connection with a termination of the award holder’s employment. We believe that these arrangements help to ensure the day-to-day stability and focus of our management team and are consistent with competitive practices.

Chief Executive Officer Employment Agreement

On July 23, 2014, the Compensation Committee recommended, and the Board of Directors approved, a new Employment Agreement (“CEO Employment Agreement”) for Jeffrey R. Tarr, our President and Chief Executive Officer. The CEO Employment Agreement replaces the Company’s prior Employment Agreement, dated February 22, 2011, with Mr. Tarr.

The CEO Employment Agreement has an initial term of 36 months and will automatically renew annually thereafter for an additional year unless either party has given 180 days’ prior written notice of non‑renewal. If a Change in Control (as defined in the CEO Employment Agreement) occurs, the term will be extended two years following the Change in Control. In all cases, the term is subject to earlier termination pursuant to the terms of the CEO Employment Agreement. The CEO Employment Agreement provides for the following compensation and benefits:

•Mr. Tarr’s annual base salary will be not less than $690,000 and Mr. Tarr’s target annual bonus will equal not less than 100% of his base salary for the particular year.

•Mr. Tarr is eligible for annual restricted stock unit and/or other equity incentive grants on such terms as may be approved by the Company’s Board of Directors. Mr. Tarr is also entitled to participate in the employee benefit plans that the Company provides its executive employees generally.

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If the Company terminates Mr. Tarr’s employment without Cause, or if Mr. Tarr resigns from employment for Good Reason (as these terms are defined in the CEO Employment Agreement), Mr. Tarr will be entitled to a severance payment equal to two times the sum of (i) his highest annual rate of base salary in effect at any time in the two years prior to the date of termination plus (ii) the average of Mr. Tarr’s annual bonuses for the two years prior to the date of termination. If such a termination occurs within six months prior to, or within two years following, a Change in Control (as defined in the CEO Employment Agreement), or Mr. Tarr’s employment ends at the expiration of the term of the CEO Employment Agreement as a result of non‑extension of the term by the Company during that period, Mr. Tarr will also be entitled to accelerated vesting of certain of his equity awards at the target level of performance as to awards with performance‑based vesting conditions. In addition, in the event of any termination of Mr. Tarr’s employment described above (whether or not in connection with a Change in Control), Mr. Tarr will also be entitled to a prorated portion of his bonus for the year in which the termination occurs.

In the event of Mr. Tarr’s death or Disability (as defined in the CEO Employment Agreement), certain equity awards granted to Mr. Tarr pursuant to his prior CEO Employment Agreement with the Company will fully vest and, as to other equity awards, the next scheduled vesting installment of those awards following the date of Mr. Tarr’s death or Disability will vest on a pro‑rata basis based on the target level of performance as to awards with performance‑based vesting conditions.

In the event that the Company provides notice to Mr. Tarr that it will not extend the term of the CEO Employment Agreement and such notice is given outside the Change in Control period described above, Mr. Tarr will be entitled to a severance payment equal to 1.85 times his highest annual rate of base salary in effect at any time in the two years prior to the date of termination.

Mr. Tarr’s right to receive any severance benefits described above would be conditioned upon his providing the Company with a release of claims. If Mr. Tarr resigns for Good Reason, or if his employment is terminated by the Company without Cause or as a result of a non-renewal of the CEO Employment Agreement by the Company, Mr. Tarr will also be entitled to a lump sum payment from the Company equal to the estimated monthly cost for Mr. Tarr to continue health coverage for a period of 24 months.

The CEO Employment Agreement also includes cooperation and proprietary information covenants in favor of the Company. The CEO Employment Agreement does not provide for a “gross‑up” of any excise taxes under Section 280G of the Internal Revenue Code.

Benefits Payable to Other NEOs

Mr. Ferrera is party to a Severance Protection Agreement dated as of January 7, 2015, Messrs.  Hascall and Scott are each a party to a Severance Protection Agreement dated as of April 13, 2015, and Mr. Jablonsky is a party to a Severance Protection Agreement dated as of December 19, 2016 (collectively referred to as the “Severance Agreements”).

Messrs. Ferrera, Hascall Scott and Jablonsky:  The Severance Agreements for Messrs. Ferrera, Hascall, Scott and Jablonsky have a two-year term with automatic one‑year extensions unless earlier terminated in accordance with the Severance Agreement, and a minimum two‑year term if a Change in Control (as defined in the Severance Agreements) of the Company occurs. Pursuant to the Severance Agreements, Messrs. Ferrera, Hascall, Scott and Jablonsky will be entitled to severance benefits if their employment is terminated by the Company without Cause (as defined in the Severance Agreements) or if they terminate employment for Good Reason (as defined in the Severance Agreements). If such a termination occurs before a Change in Control of the Company, the Company will pay the executive a severance benefit equal to one and one‑half times the sum (or one times for Mr. Jablonsky) of (i) his highest annual rate of base salary from the Company in effect at any time in the preceding 12 months, plus (ii) the average of his actual annual cash bonuses from the Company for the two preceding years. If such a termination occurs on or after a Change in Control of the Company, the Company will pay the executive a severance benefit equal to two times (or in the case of Mr. Jablonsky, 1.5 times) the sum of (i) his highest annual rate of base salary from the Company in effect at any time in the preceding 12 months, plus (ii) his target cash bonus amount for the year in which the Change in Control of the Company occurs. In addition, if the executive is entitled to severance under the agreement, the Company will pay or reimburse his premiums to continue medical coverage under COBRA for up to 12 months following the termination of his employment.

Pension Benefits

None of our NEOs participate in or have an account balance in qualified or non‑qualified defined benefit pension plans maintained by the Company.

Tax Considerations

Our Compensation Committee intends for any stock options and stock appreciation rights granted under our Amended and Restated 2007 Employee Stock Option Plan (“2007 Plan”) to qualify as performance‑based compensation within the meaning of Section 162(m). In addition, under our 2007 Plan our Compensation Committee has the discretion to grant other types of awards, such as performance‑based restricted stock or restricted stock units that may qualify as performance‑based compensation within the meaning of Section 162(m). The rules and regulations promulgated under Section 162(m) are complicated, however, and subject to change from time to time, sometimes with retroactive effect. In addition, a number of requirements must be met in order for particular compensation to so qualify. As such, there can be no assurance that any compensation awarded or paid under our 2007 Plan or otherwise will be fully deductible under all circumstances.

Additionally, to maintain flexibility in compensating executive officers in a manner designed to promote varying corporate goals, our Compensation Committee has not adopted a policy requiring all compensation to be deductible. Our Compensation Committee intends to continue to evaluate the effects of the compensation limits of Section 162(m) and reserves the right to grant compensation awards in the future in a manner it believes is consistent with the best interests of the Company and our shareowners, even where the compensation paid under such programs may not be deductible.

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Compensation Committee Report

The Compensation Committee consists of the following three Non‑Employee Directors: Messrs. Jenson (Chairman), Hough, and Zervigon, each of whom our Board of Directors has determined is independent under the applicable rules of the NYSE. The Compensation Committee has duties and powers as described in its written charter adopted by our Board of Directors. A copy of the charter can be found on the Company Information page on our website under Corporate Governance, Governance Documents at http://investor.digitalglobe.com.

The Compensation Committee has reviewed and discussed the disclosures contained in the Compensation Discussion & Analysis with management. Based on this review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion & Analysis be included in this Proxy Statement for filing with the SEC.

The Compensation Committee:

Warren C. Jenson, Chairman

Lawrence A. Hough

Eddy Zervigon

Compensation Committee Interlocks and Insider Participation

Messrs. Jenson, Hough, and Zervigon each served on the Compensation Committee during fiscal 2016. None of these directors is or has been a former or current executive officer or employee of the Company or had any relationships requiring disclosure by the Company under Item 404 of Regulation S‑K promulgated by the SEC. None of the Company’s executive officers served as a director or a member of a compensation committee (or other committee serving an equivalent function) of any other entity, the executive officers of which served as a director or member of the Compensation Committee during fiscal 2016.

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COMPENSATION TABLES

Summary Compensation Table ‑ 2016, 2015 and 2014

The following Summary Compensation Table sets forth the total compensation earned for the years ended December 31, 2016, December 31, 2015, and December 31, 2014 for our named executive officers:

Name and Principal Position(s)	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Non‑Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)
Jeffrey R. Tarr	2016	710,000	‑	1,726,165	‑	980,000	10,009	3,426,174
President, CEO & Director	2015	710,000	‑	3,688,114	‑	425,000	11,522	4,834,636
	2014	675,000	‑	3,840,073	‑	643,000	21,278	5,179,351
Gary W. Ferrera(5)	2016	425,000	-	993,301	‑	404,000	9,604	1,831,905
EVP & CFO	2015	354,167	200,000	1,890,422	‑	195,000	6,535	2,646,124
	2014	-	-	-	-	-	-	-
Timothy M. Hascall	2016	375,000	‑	809,925	‑	348,000	8,457	1,541,382
EVP, COO, & General Manager -	2015	375,000	‑	1,193,262	‑	144,000	12,112	1,724,374
Imagery	2014	352,500	‑	1,000,066	‑	239,000	11,800	1,603,366
Walter S. Scott	2016	370,000	‑	779,348	‑	343,000	9,526	1,501,874
EVP, CTO, & General Manager -	2015	370,000	‑	867,837	‑	139,000	9,427	1,386,264
Platform & Services	2014	352,500	‑	850,037	‑	231,000	10,990	1,444,527
Daniel L. Jablonsky	2016	355,000	‑	764,081	‑	299,000	9,505	1,427,586
SVP, General Counsel, & General	2015	355,000	‑	786,473	‑	149,000	9,427	1,299,900
Manager – ID&I	2014	345,000	‑	725,097	‑	190,000	9,400	1,269,497

(1)

The amounts reported in the “Stock Awards” column of the table above for each fiscal year represent the aggregate grant date fair value of stock awards computed in accordance with FASB ASC Topic 718 for performance awards and restricted share units. For a discussion of valuation assumptions used in the FASB ASC Topic 718 calculations, see Note 2 to our consolidated financial statements included in our Annual Report on Form 10‑K for the year ended December 31, 2016. For more information on the 2016 stock awards granted and performance conditions applied, see the “2016 Long-Term Stock Incentive Awards” section in this Proxy Statement.  PSU’s granted to an NEO during the applicable year are included as compensation for the NEO in the “Stock Awards” column of the above table at the target amount.  If we achieved the highest level of performance under the PSUs, the TSR and ROIC PSUs would pay out at 200% of the target amount. The grant date fair value of each NEO’s PSUs granted in 2016, at the targeted level of performance and at the maximum level of performance, is as follows: Mr. Tarr ($1,161,747 at target and $1,978,440 at maximum); Mr. Ferrera ($668,512 at target and $1,138,470 at maximum); Mr. Hascall ($545,096 at target and $928,294 at maximum); Mr. Scott ($524,518 at target and $893,248 at maximum); and Mr. Jablonsky ($514,242 at target and $875,671 at maximum).

(2)

The amounts reported in the “Option Awards” column of the table above for each fiscal year represent the aggregate grant date fair value of option awards computed in accordance with FASB ASC Topic 718 for option awards. For a discussion of valuation assumptions used in the FASB ASC Topic 718 calculations, see Note 2 to our consolidated financial statements included in our Annual Report on Form 10‑K for the year ended December 31, 2016.

(3)

The amounts reported in the “Non‑Equity Incentive Plan Compensation” column of the table above include 2016 annual cash incentive bonuses under the STI Plan for each of our NEOs who were employed by us as of December 31, 2016.  For a discussion of the STI Plan, see the Compensation Discussion & Analysis section of this Proxy Statement.

(4)	For information regarding the amounts reported for 2016 in the “All Other Compensation” column of the table above, see the section entitled “2016 All Other Compensation” below.
(5)

Mr. Ferrera commenced employment with the Company on March 2, 2015 and his 2015 compensation includes a one-time cash bonus of $200,000 in the 2015 “Bonus” column and a one-time stock award of $1,000,011 in the 2015 “Stock Awards” column.

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2016 All Other Compensation

The following table presents the amounts reported for 2016 in the “All Other Compensation” column of the 2016 Summary Compensation Table above.

Name	Insurance Premiums(1) ($)	Company Contributions to Retirement and 401(k) Plans(2) ($)	Total ($)
Jeffrey R. Tarr	1,009	9,000	10,009
Gary W. Ferrera	604	9,000	9,604
Timothy M. Hascall	533	7,923	8,456
Walter S. Scott	526	9,000	9,526
Daniel L. Jablonsky	505	9,000	9,505

(1)	Consists of long-term disability premium payments.
(2)	Consists of Company matching contributions to the Company’s 401(k) plan. The Company has no other retirement plan in place.

2016 Grants of Plan‑Based Awards

The following table sets forth summary information regarding the incentive awards granted to our named executive officers during the year ended December 31, 2016.

		Estimated Possible Payouts			Estimated Possible Payouts			All Other	All Other
		Under Non-Equity Incentive			Under Equity Incentive			Stock	Option
		Plan Awards(1)			Plan Awards(2)			Awards:	Awards:	Exercise	Grant Date
								Number of	Number of	or Base	Fair Value
								Shares of	Securities	Price of	of Stock
								Stock or	Underlying	Option	and Option
		Threshold	Target	Maximum	Threshold	Target	Maximum	Units	Options	Awards	Awards
Name	Grant Date	($)	($)	($)	(#)	(#)	(#)	(#)	(#)	($/Sh)	($)(3)
Jeffrey R. Tarr	2/17/2016	230,750	710,000	1,313,500
	2/17/2016							36,653			564,481
	2/17/2016				56,480	75,306	112,959				1,161,747
Gary W. Ferrera	2/17/2016	96,688	297,500	550,375
	2/17/2016							21,667			324,788
	2/17/2016				32,501	43,334	65,001				668,512
Timothy M. Hascall	2/17/2016	85,313	262,500	485,625
	2/17/2016							17,667			264,828
	2/17/2016				26,501	35,334	53,001				545,096
Walter S. Scott	2/17/2016	84,175	259,000	479,150
	2/17/2016							17,000			254,830
	2/17/2016				25,500	34,000	51,000				524,518
Daniel L. Jablonsky	2/17/2016	69,225	213,000	394,050
	2/17/2016							16,667			249,838
	2/17/2016				25,001	33,334	50,001				514,242
(1)

The amount reported in these columns represent the potential cash incentive payments under our STI Plan. Thirty-five percent of the target bonus amount for each NEO was allocated to the Adjusted EBITDA metric, thirty-five percent of the target bonus amount for each NEO was allocated to the Consolidated Revenue metric, and thirty percent of the target bonus amount for each NEO was allocated to the Strategic Individual MBO metric.  The threshold, target and maximum payout levels with respect to each of the Adjusted EBITDA and Consolidated Revenue metrics were 25%, 100% and 200%, respectively, of the targeted level. The threshold, target and maximum payout levels with respect to the Strategic Individual MBO metric were 50%, 100% and 150%, respectively, of the targeted level. In each case, the actual payout could be zero based on actual performance (i.e., there is no minimum cash incentive required under the plan). See the Compensation Discussion & Analysis section above for a description of our STI Plan.

(2)

The amounts reported in these columns represent the potential future payouts (denominated in a number of shares of our common stock) with respect to PSUs granted in 2016. The threshold represents achievement of the lowest minimum level required for issuance of shares based on performance against specified metrics. The actual payout could be zero based on actual performance (i.e., there is no minimum payout required under the awards). Maximum represents payment of the maximum possible payout under the awards assuming performance at or exceeding the maximum performance levels under the awards. Target represents the payout at the targeted performance levels. Absent a change in control, the PSUs vest, if at all, based on performance over the period from January 1, 2016 through December 31, 2018. See the Compensation Discussion & Analysis section above for a description of the terms and conditions of these awards.

(3)	The amounts reported in this column do not reflect compensation actually received by the named executive officers nor do they

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reflect the actual value that will be recognized by the named executive officers. Instead, and as required by applicable SEC rules, the amounts reported in this column reflect the aggregate grant date fair value of the awards granted to the named executive officers in 2016, calculated in accordance with FASB ASC Topic 718. With respect to equity incentive plan awards (our PSUs), this column reflects the grant date fair value of such awards based on the probable outcome (determined as of the grant date) of the performance-based conditions applicable to the awards. The probable outcome of these awards as of the grant date was the targeted award level. For additional information regarding the assumptions made in calculating the amounts reflected in this column, see Note 2 to our audited consolidated financial statements for the year ended December 31, 2016, included in our Annual Report on Form 10-K for the year ended December 31, 2016.

2016 Outstanding Equity Awards at Fiscal Year‑End

The following table sets forth summary information regarding the outstanding equity awards held by each of our named executive officers as of December 31, 2016, including the vesting dates for the portions of these awards that had not vested as of that date. All values are based on the per share closing price of our common stock of $28.65 on December 30, 2016, the last trading day of fiscal year 2016, and, for the amounts reported in the “Equity Incentive Plan Awards” columns, are calculated assuming payout at threshold level of performance.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($/share)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Jeffrey R. Tarr					119,783 (1)	3,431,783	187,277 (2)	5,365,486
	85,911	-	29.60	2/23/2021
	189,925	-	11.80	3/06/2022
Gary W. Ferrera					52,208(3)	1,495,759	54,970(4)	1,574,891
Timothy M. Hascall					41,581(5)	1,191,296	68,060 (6)	1,949,919
	31,983	-	21.38	10/12/2021
	29,717	-	11.80	3/06/2022
Walter S. Scott					36,173(7)	1,036,356	59,574 (8)	1,706,795
	22,000	-	22.50	6/14/2017
	36,000	-	27.40	1/31/2018
	9,180	-	27.40	3/07/2018
	21,991	-	21.30	3/23/2019
	21,667	-	24.18	3/02/2020
	15,348	-	29.60	2/23/2021
	72,642	-	11.80	3/06/2022
Daniel L. Jablonsky					33,410(9)	957,197	55,858 (10)	1,600,332
	21,227	-	11,80	3/06/2022

(1)

Consists of 14,082 of 56,319 RSUs originally granted January 25, 2013 that vest annually over 4 years, 25,689 of 51,379 RSUs originally granted February 5, 2014 that vest annually over 4 years, 42,359 of 56,479 RSUs originally granted February 18, 2015 that vest annually over 4 years, and 37,653 RSUs originally granted February 17, 2016 that vest annually over 4 years.

(2)

Consists of 43,435 PSUs granted under the 2014‑2016 performance award program that will vest into 55,491 shares on March 31, 2017, 56,480 PSUs granted under the 2015‑2017 performance award program that have a vesting date of March 31, 2018, 37,653 PSUs granted under the 2016-2018 performance award program that have a vesting date of March 31, 2019, 7,531 PSUs granted under the 2016-2018 performance award program that have a vesting date of June 6, 2017, 15,061 PSUs granted under the 2016-2018 performance award program that have a vesting date of August 31, 2017, and 15,061 PSUs granted under the 2016-2018 performance award program that have a vesting date of January 6, 2018.

(3)	Consists of 30,541 of 40,722 RSUs originally granted March 2, 2015 that vest annually over 4 years and 21,667 RSUs originally granted February 17, 2016 that vest annually over 4 years.
(4)

Consists of 11,636 PSUs granted under the 2015‑2017 performance award program that have a vesting date of March 31, 2018, 21,667 PSUs granted under the 2016-2018 performance award program that have a vesting date of March 31, 2019, 4,333 PSUs granted under the 2016-2018 performance award program that have a vesting date of June 6, 2017, 8,667 PSUs granted under the 2016-2018 performance award program that have a vesting date of August 31, 2017, and 8,667 PSUs granted under the 2016-2018 performance award program that have a vesting date of January 6, 2018.

(5)

Consists of 3,520 of 14,080 RSUs originally granted January 25, 2013 that vest annually over 4 years, 6,690 of 13,380 RSUs originally granted February 5, 2014 that vest annually over 4 years, 13,704 of 18,273 RSUs originally granted February 18, 2015 that vest annually over 4 years, and 17,667 RSUs originally granted February 17, 2016 that vest annually over 4 years.

(6)

Consists of 11,312 PSUs granted under the 2014‑2016 performance award program that will vest into 14,452 shares on March 31, 2017, 18,274 PSUs granted under the 2015‑2017 performance award program that have a vesting date of March 31, 2018, 17,667 PSUs granted under the 2016-2018 performance award program that have a vesting date of March 31, 2019, 3,533 PSUs granted under the 2016-2018 performance award program that have a vesting date of June 6, 2017, 7,067 PSUs granted under the 2016-2018 performance award program that have a vesting date of August 31, 2017, and 7,067 PSUs granted under the 2016-2018 performance award program that have a vesting date of January 6, 2018.

37

(7)

Consists of 3,520 of 14,080 RSUs originally granted January 25, 2013 that vest annually over 4 years, 5,686 of 11,373 RSUs originally granted February 5, 2014 that vest annually over 4 years, 9,967 of 13,290 RSUs originally granted February 18, 2015 that vest annually over 4 years, and 17,000 RSUs originally granted February 17, 2016 that vest annually over 4 years.

(8)

Consists of 9,615 PSUs granted under the 2014‑2016 performance award program that will vest into 12,284 shares on March 31, 2017, 13,290 PSUs granted under the 2015‑2017 performance award program that have a vesting date of March 31, 2018, 17,000 PSUs granted under the 2016-2018 performance award program that have a vesting date of March 31, 2019, 3,400 PSUs granted under the 2016-2018 performance award program that have a vesting date of June 6, 2017, 6,800 PSUs granted under the 2016-2018 performance award program that have a vesting date of August 31, 2017, and 6,800 PSUs granted under the 2016-2018 performance award program that have a vesting date of January 6, 2018.

(9)

Consists of 2,860 of 11,440 RSUs originally granted January 25, 2013 that vest annually over 4 years, 4,850 of 9,701 RSUs originally granted February 5, 2014 that vest annually over 4 years, 9,033 of 12,044 RSUs originally granted February 18, 2015 that vest annually over 4 years, and 16,667 RSUs originally granted February 17, 2016 that vest annually over 4 years.

(10)

Consists of 8,202 PSUs granted under the 2014‑2016 performance award program that will vest into 10,480 shares on March 31, 2017, 12,044 PSUs granted under the 2015‑2017 performance award program that have a vesting date of March 31, 2018, 16,667 PSUs granted under the 2016-2018 performance award program that have a vesting date of March 31, 2019, 3,333 PSUs granted under the 2016-2018 performance award program that have a vesting date of June 6, 2017, 6,667 PSUs granted under the 2016-2018 performance award program that have a vesting date of August 31, 2017, and 6,667 PSUs granted under the 2016-2018 performance award program that have a vesting date of January 6, 2018.

2016 Option Exercises and Stock Vested

The following table sets forth summary information concerning the exercise of stock options and the vesting of stock awards for our named executive officers during the fiscal year ended December 31, 2016.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Jeffrey R. Tarr	-	-	50,184	715,234
Gary W. Ferrera	-	-	10,181	161,776
Timothy M. Hascall	-	-	12,865	181,827
Walter S. Scott	3,000	22,500	13,182	190,230
Daniel L. Jablonsky	-	-	17,830	267,104

*In the case of options, the “Value Realized on Exercise” is determined by multiplying (i) the number of shares of our common stock to which the exercise of the option related, by (ii) the difference between the per share closing price of our common stock on the date of exercise and the exercise price of the options. In the case of stock awards, the “Value Realized on Vesting” is determined by multiplying the number of shares or units, as applicable, that vested by the per share closing price of our common stock on the vesting date (or the immediately preceding trading day, if the vesting date is not a trading day).

38

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

The following section describes the benefits that may become payable to the named executive officers in connection with a termination of their employment with the Company and/or a change in control of the Company (“CiC”) under arrangements in effect on December 31, 2016.

Payments and Potential Payments upon Termination or Change in Control

The table below reflects the estimated payments and benefits to each of the named executive officers, assuming that a qualifying triggering event on December 30, 2016, the last business day of fiscal year 2016. The actual amounts to be paid out can only be determined at the time of such officer’s separation.

Name	Termination Reason	Severance Pay ($)	Restricted Stock Awards and Units ($)(1)	Performance Stock Units ($)(1)	Medical Insurance ($)	Total ($)
Jeffrey R. Tarr	Involuntary Termination Not in Connection with CiC	2,488,000	‑	‑	36,096	2,524,096

	Involuntary Termination in Connection with CiC	3,550,000	3,431,783(2)	5,365,486(3)	36,096	12,383,365

	Death or Disability	‑	1,292,517(2)	2,899,350(3)	‑	4,191,867

	Non‑Renewal of Employment Agreement	1,313,500	‑	‑	‑	1,313,500
Gary W. Ferrera	Involuntary Termination Not in Connection with CiC	930,000	‑	‑	18,048	948,048

	Involuntary Termination in Connection with CiC	1,445,000	1,495,759(4)	1,574,891(5)	18,048	4,533,698

Timothy M. Hascall	Involuntary Termination Not in Connection with CiC	849,750	‑	‑	18,048	867,798

	Involuntary Termination in Connection with CiC	1,275,000	1,191,296(6)	1,949,919(7)	18,048	4,434,263

Walter S. Scott	Involuntary Termination Not in Connection with CiC	832,500	‑	‑	19,320	851,820

	Involuntary Termination in Connection with CiC	1,258,000	1,036,356(8)	1,706,795(9)	19,320	4,020,471

Daniel L. Jablonsky	Involuntary Termination Not in Connection with CiC	524,500	‑	‑	19,320	543,820

	Involuntary Termination in Connection with CiC	852,000	957,197(10)	2,502,291(11)	19,320	4,330,808

A description of the employment and severance arrangements of our NEOs is contained in the Compensation Discussion & Analysis under the headings “Chief Executive Officer Employment Agreement” and “Benefits Payable to Other Named Executive Officers.”

(1)

Represents the aggregate intrinsic value of (i) 100% of the unvested restricted stock awards and RSUs and (ii) PSUs at target performance, based on our December 31, 2016 stock price of $28.65.  The named executive officers’ unvested restricted stock, RSU and PSU holdings as of December 31, 2016 are set forth in the “2016 Outstanding Equity Awards at Year-End” table above.

(2)	Does not include 63,717 RSUs granted as part of the 2017 LTI awards approved in February 2017.
(3)	Does not include 95,576 PSUs granted as part of the 2017 LTI awards approved in February 2017.
(4)	Does not include 23,009 RSUs granted as part of the 2017 LTI awards approved in February 2017.
(5)	Does not include 23,010 PSUs granted as part of the 2017 LTI awards approved in February 2017.
(6)	Does not include 23,009 RSUs granted as part of the 2017 LTI awards approved in February 2017.
(7)	Does not include 23,010 PSUs granted as part of the 2017 LTI awards approved in February 2017.
(8)	Does not include 17,700 RSUs granted as part of the 2017 LTI awards approved in February 2017.
(9)	Does not include 17,700 PSUs granted as part of the 2017 LTI awards approved in February 2017.
(10)	Does not include 16,815 RSUs granted as part of the 2017 LTI awards approved in February 2017.
(11)	Does not include 16,816 PSUs granted as part of the 2017 LTI awards approved in February 2017.

39

2016 DIRECTOR COMPENSATION

Philosophy

The compensation program for the non‑employee members of our Board of Directors (“Non‑Employee Directors”) is reviewed annually by the Compensation Committee and any changes to the program are approved by the Board of Directors. The Compensation Committee retains an independent Compensation Committee advisor to provide guidance on executive compensation matters. The Compensation Committee used Radford as its independent advisor in 2016. The Company seeks to provide fair and equitable compensation to our Non‑Employee Directors with a focus on the following:

•attract and retain qualified and diversified individuals by providing an overall compensation package using comparable industry and market data; and

•tie director compensation to shareowner interests by providing a significant portion of compensation in the form of equity awards that fluctuate in value with the Company’s stock price.

In October 2016, the Board of Directors approved an increase in the annual equity compensation for Non-Employee Directors from $135,000 to $175,000 to better align with the compensation of peer companies, effective February 2017.

2016 Director Compensation Structure

For fiscal year 2016, our Non‑Employee Directors were entitled to the following elements of compensation:

Board of Directors Service Compensation (All Non‑Employee Directors)	Amount ($)
Annual Cash Retainer(1)	65,000
Annual Equity Retainer(2)	135,000

Additional Service Compensation	Amount ($)
Chairman of the Board of Directors Incremental Cash Retainer(1)	35,000
Chairman of the Board of Directors Incremental Equity Retainer(2)	50,000
Audit Committee Chair Incremental Cash Retainer(1)	21,000
Compensation Committee Chair Incremental Cash Retainer(1)	16,000
Governance Committee Chair Incremental Cash Retainer(1)	13,500
Risk Management Committee Chair Incremental Cash Retainer(1)	13,500

Newly Appointed Board Member Compensation	Amount ($)
One‑Time Equity Grant(3)	170,000
(1)

The Annual Cash Retainer and each of the Incremental Cash Retainers reported in the tables above are annualized amounts that are paid in equal quarterly installments in arrears and are pro‑rated for Non‑Employee Directors who join or depart the Board of Directors during the calendar year. Non‑Employee Directors may elect to defer receipt of up to 100% of their cash retainer pursuant to the terms of our Deferred Compensation Plan, as described below.

(2)

The Annual Equity Retainer and the Chairman of the Board of Directors Incremental Equity Retainer reported in the tables above are granted as restricted share units. Restricted share units granted to Non‑Employee Directors are fully‑vested at grant and are payable on a one‑for‑one basis in shares of Company common stock. The number of restricted share units awarded is determined by dividing the applicable dollar amount indicated above by the closing price of a share of Company common stock on the applicable grant date, and rounding up to the nearest whole share. The Annual Equity Retainer is granted in equal quarterly installments based on the normal quarterly Board of Directors meeting schedule. The Annual Equity Retainer is pro‑rated for Non‑Employee Directors who join or depart the Board of Directors during the calendar year. Non‑Employee Directors may elect to defer receipt of up to 100% of their equity retainer pursuant to the terms of our Deferred Compensation Plan, as described below.

(3)

Newly appointed Non‑Employee Directors are eligible to receive a one‑time grant made on the date that their services commence. The One‑Time Equity Grant is granted as restricted share units.  The number of restricted share units awarded is determined by dividing the applicable dollar amount indicated above ($170,000) by the closing price of a share of Company common stock on the applicable grant date, and rounding up to the nearest whole share.  The One-Time Equity Grant vests in four, equal annual installments on each anniversary of the award date, provided the new director remains a member of the Board of Directors. Non‑Employee Directors may elect to defer receipt of up to 100% equity retainer pursuant to the terms of our Deferred Compensation Plan, as described below.

40

2016 Non-Employee Director Compensation

The following table presents information regarding the compensation paid for fiscal year 2016 to each of our Non‑Employee Directors. The compensation paid to Mr. Tarr, our President and Chief Executive Officer, is discussed in the Executive Compensation section of this Proxy Statement.  Mr. Tarr is not entitled to receive additional compensation for his service as a director.

Director(1)	Fees Earned or Paid in Cash ($)	Stock Awards ($)(2)	Total ($)
Howell M. Estes, III	113,500	185,023(3)	298,523
Nick S. Cyprus	86,000	135,055(4)	221,055
Roxanne J. Decyk	78,750	135,055(4)	213,555
Lawrence A. Hough	65,000	135,055(4)	200,055
L. Roger Mason. Jr.	65,000	135,055(4)	200,055
Warren C. Jenson	81,000	135,055(4)	216,055
Kimberly Till	65,000	135,055(4)	200,055
James M. Whitehurst (1)	27,073	67,521(5)	94,604
Eddy Zervigon	65,000	135,055(4)	200,055
(1)	Mr. Whitehurst retired from the Board of Directors effective May 26, 2016.
(2)

Amounts reported in this column of the table above represent the grant date fair value of stock awards computed in accordance with FASB ASC Topic 718. For a discussion of valuation assumptions used in the FASB ASC Topic 718 calculations, see Note 2 “Summary of Significant Accounting Policies” to our consolidated financial statements in our Annual Report on Form 10‑K for the year ended December 31, 2016.

The following table shows the number of shares subject to outstanding and unexercised option awards and the number of shares subject to outstanding deferred restricted share units (“DSUs”), pursuant to elections made under our Deferred Compensation Plan described below, and held by each of the Non‑Employee Directors as of December 31, 2016:

Director	Number of Shares Subject to Outstanding Options	Number of Shares Subject to Outstanding DSUs
Howell M. Estes, III	33,984	22,365
Nick S. Cyprus	-	17,157
Roxanne J. Decyk	-	20,569
Lawrence A. Hough	-	16,287
Warren C. Jenson	32,512	17,157
L. Roger Mason, Jr.	-	13,163
Kimberly Till	-	11,986
James M. Whitehurst	-	13,582
Eddy Zervigon	-	4,098
(3)

Includes the following grants awarded in 2016: 3,086 shares with a grant date fair value of $46,259 on February 17, 2016; 2,529 shares with a grant date fair value of $46,255 on April 20, 2016; 1,951 shares with a grant date fair value of $46,258 on July 20, 2016; 1,742 shares with a grant date fair value of $46,250 on October 19, 2016.

(4)

Includes the following grants awarded in 2016: 2,252 shares with a grant date fair value of $33,757 on February 17, 2016; 1,846 shares with a grant date fair value of $33,763 on April 20, 2016; 1,424 shares with a grant date fair value of $33,763 on July 20, 2016; 1,272 shares with a grant date fair value of $33,771 on October 19, 2016.

(5)	Includes the following grants awarded in 2016: 2,252 shares with a grant date fair value of $33,757 on February 17, 2016; 1,846 shares with a grant date fair value of $33,763 on April 20, 2016.

Other Director Compensation Considerations

Travel Expenses and Continuing Education

We reimburse our directors for their travel costs and expenses relating to attendance at Board of Directors and Committee meetings. In addition, the Company will reimburse certain expenses incurred by a director in connection with attendance at approved continuing education programs.

Deferred Compensation Plan

Each Non‑Employee Director may defer receipt of up to 100% of his or her cash fees or equity retainer pursuant to the DigitalGlobe Deferred Compensation Plan, as discussed in more detail in the Compensation Discussion & Analysis section of this Proxy Statement under the section entitled Executive Policies, Provisions and Agreements. If equity is deferred, the director is credited with a number of share units equal in number to the shares that would have been granted to the director. If cash is deferred, participants in the Deferred Compensation Plan, specify one or more benchmark fund(s) in which his or her cash deferrals will be deemed to be invested for purposes of crediting the cash deferrals with earnings or losses. In general, amounts deferred are not paid until a date elected by the director. At the end of the applicable deferral period, the director receives a share of Company common stock for each share unit credited under the plan, and the director’s cash

41

deferrals are paid in cash. Payments are made either in a lump sum or over a period not to exceed ten  years, as elected in advance by each director.

Non-Employee Director Stock Ownership Guidelines

We maintain Stock Ownership Guidelines for our Non‑Employee Directors. Under the Stock Ownership Guidelines, each Non‑Employee Director must hold, for his or her tenure with the Company, “Qualifying Shares” with a value equal to at least five times the director’s annual cash retainer (for 2016 the annual cash retainer was $65,000). “Qualifying Shares” include: (i) shares of Company common stock held by the director in a brokerage account, or for the director’s benefit (or their beneficiaries) in trust, or through a tax qualified retirement plan, (ii) Company shares or restricted share units (whether vested or unvested) held by the director, and (iii) shares having a value equal to 50% of the aggregate spread (the difference between the fair market value of the Company’s common stock less the exercise price of the options) on vested Company stock options held by the director. Non‑Employee Directors are expected to achieve the applicable level of holdings within five years from the date that they first joined the Board of Directors.

SHARE OWNERSHIP

Security Ownership of Certain Beneficial Owners and Management

The following tables set forth, to the best of our knowledge, the beneficial ownership of our common stock and Series A Convertible Preferred Stock as of the close of business on April 24, 2017 by:

•	each of the executive officers named in the 2016 Summary Compensation Table in this Proxy Statement;

•	each of our directors;

•	all of our executive officers and directors as a group; and

•	each person known by us to be the beneficial owner of more than 5% of our common stock and Series A Convertible Preferred Stock.

Common Stock

Name	Shares Beneficially Owned(1)	Options Exercisable Within 60 Days(2)	Total Beneficial Ownership	Percentage of Class Owned(3)	Deferred Restricted Stock Units
Jeffrey R. Tarr	221,374	275,836	497,210	*	-
Gary W. Ferrera	42,965	-	42,965	*	-
Timothy M. Hascall	67,392	61,700	129,092	*	-
Walter S. Scott	153,151	193,528	346,679	*	-
Daniel L. Jablonsky	69,418	21,227	90,645	*	-

Howell M. Estes, III	41,911	29,484	71,395	*	20,675
Nick S. Cyprus(5)	26,561	-	26,561	*	14,875
Roxanne J. Decyk	2,000	-	2,000	*	23,458
Lawrence A. Hough(6)	33,033	-	33,033	*	14,875
Warren C. Jenson(7)	24,390	32,512	56,902	*	20,046
L. Roger Mason, Jr.	2,348	-	2,348	*	9,683
Kimberly Till	22,404	-	22,404	*	14,875
Eddy Zervigon	16,756	-	16,756	*	6,987
All current directors and executive officers as a group (8)	842,545	614,287	1,432,271	2.3%	134,764

*       Less than 1%.

(1)

Shares are considered to be “beneficially” owned if the person, directly or indirectly, has sole or shared voting or investment power with respect to such shares and shares do not include DSUs deferred as part of the Company’s Deferred Compensation Plan. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons named in the table have sole voting and/or investment power with respect to all of the shares of our common stock that they beneficially own, subject to applicable community property laws.

(2)	Number of shares subject to options exercisable within 60 days after April 24, 2016.
(3)	Does not include DSUs deferred as part of the Company’s Deferred Compensation Plan owned by Messrs. Estes, Cyprus, Hough, Jenson, Mason, and Zervigon and Mmes. Decyk and Till.
(4)

Includes 98,667 shares of common stock registered in the name of Walter S. Scott & Diane R. Scott, Trustees or their Successors in Trust under the Walter and Diane Scott Living Trust, dated March 19, 2000, where Mr. Scott shares voting and investment power with Diane R. Scott.

(5)	Includes 500 shares of common stock owned by Mr. Cyprus’s spouse. Mr. Cyprus disclaims beneficial ownership with regard to these shares.

42

(6)

Includes 833 shares of common stock held by a trust for the benefit of two of Mr. Hough’s minor grandchildren, where Mr. Hough is not the trustee but where he holds a power-of-attorney for disposing the shares.  Includes 3,918 shares of common stock held by UGMA accounts for the benefit of Mr. Hough’s minor grandchildren, where Mr. Hough is the custodian.  Mr. Hough disclaims beneficial ownership of the shares held in trust for his minor grandchildren, and this disclosure should not be deemed an admission that Mr. Hough is the beneficial owner of such shares.

(7)

Includes 6,200 shares of common stock held by four separate trusts for the benefit of Mr. Jenson’s four children, where Mr. Jenson is not the trustee.  Mr. Jenson disclaims beneficial ownership with regard to these shares.

(8)	Messrs. Wray and Torres and Ms. Georges are included within these totals.

5% Holders of Common Stock

5% Holders	Total Beneficial Ownership	Percentage of Class Owned
T. Rowe Price Associates, Inc.(1)	8,747,274	14.1%
Dimensional Fund Advisors, LP(2)	5,228,809	8.4%
BlackRock, Inc.(3)	5,129,315	8.2%
The Vanguard Group(4)	4,782,602	7.7%
(1)

Based on information supplied by T. Rowe Price Associates, Inc. and T. Rowe Price Mid‑Cap Growth Fund, Inc. in a Schedule 13G/A filed with the SEC on March 10, 2017. According to the Schedule 13G/A, T.Rowe Price Associates, Inc., an investment adviser, and T. Rowe Price Mid‑Cap Growth Fund, Inc., an investment company, are each organized in the State of Maryland, have sole power to vote or direct the vote of 7,145,337 shares of common stock and sole power to dispose or direct the disposition of 8,747,274 shares of common stock as of December 31, 2016. The address of T. Rowe Price Associates, Inc. and T. Rowe Price Mid‑Cap Growth Fund, Inc. is 100 E. Pratt Street, Baltimore, Maryland 21202.

(2)

Based on information supplied by Dimensional Fund Advisors LP in a Schedule 13G filed with the SEC on January 23, 2017. According to the Schedule 13G, Dimensional Fund Advisors LP, organized in the State of Delaware, is an investment advisor. Dimensional Fund Advisors LP has sole power to vote or direct the vote of 5,123,280 shares of common stock and shared power to dispose or to direct the disposition of 5,228,809 shares of common stock as of December 31, 2016. The address of Dimensional Fund Advisors LP is Building One, 6300 Bee Cave Road, Austin, Texas 78746.

(3)

Based on information supplied by Blackrock, Inc. in a Schedule 13G/A filed with the SEC on February 9, 2017. According to the Schedule 13G/A, Blackrock, Inc., organized in the State of Delaware, has sole power to vote or direct the vote of 4,951,973 shares of common stock and sole power to dispose or direct the disposition of 5,129,315 shares of common stock as of December 31, 2016. The address of Blackrock, Inc. is 55 East 52nd Street, New York, New York 10022.

(4)

Based on information supplied by The Vanguard Group in a Schedule 13G/A filed with the SEC on February 9, 2017. According to the Schedule 13G/A, The Vanguard Group, organized in the Commonwealth of Pennsylvania, is an investment advisor. The Vanguard Group has sole power to vote or direct the vote of 75,389 shares of common stock, shared power to vote or direct the vote of 7,942 shares of common stock, sole power to dispose or direct the disposition of 4,702,720 shares of common stock, and shared power to dispose or to direct the disposition of 79,882 shares of common stock as of December 31, 2016. The address of The Vanguard Group is 100 Vanguard Blvd., Malvern, Pennsylvania 19355.

Series A Convertible Preferred Stock

Series A Convertible Preferred Stock	Total Beneficial Ownership	Percentage of Class Owned
Citigroup Global Markets, Inc.	76,500	96%
Nesbitt Burns ITF SMI Defensive LP	3,500	4%

*The address of Citigroup Global Markets Inc. is 390 Greenwich Street, 3rd Floor, New York, NY 10013. The address of Nesbitt Burns ITF SMI Defensive LP is B1 Level, 1 First Canadian Place, Toronto, ON M5X 1H3.  The 80,000 shares of Series A Convertible Preferred Stock is convertible at the option of the holders, at a conversion price of $26.17 per common share, which would convert into an aggregate 3,056,935 shares of our common stock.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s directors, executive officers and persons who beneficially own 10% or more of the Company’s common stock to file with the SEC initial reports of ownership and reports of changes in ownership of common stock. Based solely upon a review of the copies of such forms furnished to the Company or written representations that no Forms 5 were required, the Company believes that all Section 16(a) filing requirements were timely met during 2016, except that one Form 4 for Ms. Georges was inadvertently filed late due to an administrative error.

43

EMPLOYEE BENEFIT AND STOCK PLANS

	Number of Securities to be Issued Upon Exercise of Outstanding Options and Vesting of Restricted Share Unit Awards (a)	Weighted‑Average Exercise Price of Outstanding Options (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Equity compensation plans approved by shareowners	4,540,961	$20.59	741,510
Equity compensation plans not approved by shareowners	-	-	-
Total	4,540,961	$20.59	741,510

Equity compensation plans approved by shareowners

Plans include the 1999 Plan, as defined below, and the 2007 Plan. Shares available for grant under these plans may, subject to the terms and limits of the applicable plan, be used for any type of award authorized under the plan.

Column (a)

Includes 774,913 target outstanding performance awards, 640,259 of which are presented assuming the maximum payout of 200%.

Column (b)

The weighted‑average exercise price does not include RSUs or PSUs, which do not have an exercise price.

Column (c)

All shares available for future issuance are under the 2007 Plan. Subject to the limits of the 2007 Plan, the securities available for issuance under the 2007 Plan generally may be used for any type of award authorized under the 2007 Plan including stock options, RSUs, PSUs, restricted stock, share appreciation rights, and stock awards.

1999 Equity Incentive Plan

On February 16, 2000, the Board of Directors adopted our 1999 Plan Equity Incentive Plan (“1999 Plan”). On December 12, 2000, our shareowners approved our 1999 Plan, pursuant to which qualified and nonqualified stock options to purchase shares of our stock or the stock itself may be issued to employees, officers, directors, and consultants. All of the options granted pursuant to the 1999 Plan have vested and are immediately exercisable, subject to certain terms and conditions contained therein.  The Company is no longer making awards under the 1999 Plan.

Amended and Restated 2007 Employee Stock Option Plan

On June 14, 2007, the Board of Directors adopted our 2007 Plan. On June 21, 2007, our shareowners approved our 2007 Plan, pursuant to which qualified and nonqualified stock options to purchase shares of our common stock, stock appreciation rights, restricted shares, restricted share units, or grants of our common stock, may be issued to our employees, officers, directors and consultants. On April 9, 2012, the Board of Directors approved, subject to shareowner approval, an amendment and restatement of the 2007 Plan.  At the Company's annual meeting held on May 22, 2012, the Company's shareowners approved such amendment and restatement. On February 17, 2016, the Board of Directors approved, subject to shareowner approval, an amendment and restatement of the 2007 Plan.  At the Company's annual meeting held on May 26, 2016, the Company's shareowners approved such amendment and restatement.

In connection with a change in control, the Compensation Committee may in its sole and absolute discretion arrange for the substitution of awards, waive repurchase rights, provide for the cashing out of awards, provide for the termination of awards, or make other modifications it deems necessary. Under our 2007 Plan, a "change in control" is defined generally as: (i) the acquisition of securities of the Company representing 50% or more of the combined voting power of the Company; (ii) the consummation of a merger or consolidation of the Company into any other corporation unless our voting securities immediately before the transaction continue to represent at least 50% of the combined voting power of the Company or the surviving entity, and unless in connection with the transaction no person or entity becomes the beneficial owner of securities representing 50% or more of the combined voting power of our then-outstanding securities; (iii) the sale of all or substantially all of our assets; or (iv) the liquidation or dissolution of the Company.

GeoEye 2010 Omnibus Incentive Plan

On April 28, 2010, the board of directors of GeoEye, Inc. (“GeoEye”) adopted the GeoEye 2010 Omnibus Incentive Plan (“2010 Plan”). On June 3, 2010, the shareowners of GeoEye adopted the 2010 Plan, which was amended by the board of directors on April 27, 2011. The 2010 Plan provided for equity and cash awards, including stock options, stock appreciation rights, nonvested stock, restricted share units, deferred stock units, performance‑based and other share‑based awards.

In connection with the acquisition of GeoEye, the Company assumed all the obligations of GeoEye under the 2010 Plan and each outstanding equity award under the 2010 Plan continues in effect on the same terms and conditions but covers Company stock instead of GeoEye stock (with the number of shares adjusted pursuant to and in connection with the acquisition). The Company is no longer making awards under the 2010 Plan.

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QUESTIONS & ANSWERS ABOUT THE ANNUAL MEETING

References in this Proxy Statement and accompanying materials to Internet websites are for the convenience of readers. Information available at or through these websites is not incorporated by reference in this Proxy Statement.

Who can attend the Annual Meeting?

All shareowners as of the close of business on April 24, 2017, the record date, can attend the Annual Meeting.

What do I need for admission?

All attendees will be asked to present a government‑issued photo identification, such as a driver’s license or passport. If you are a shareowner of record, the name on your photo identification will be verified against the April 24, 2017 list of shareowners of record prior to your being admitted to the annual meeting. If you are the beneficial owner of shares held in “street name” by a broker, bank or nominee, you must present both proof of ownership and valid photo identification to attend the Annual Meeting. If you hold shares through an account with a bank, broker or other nominee, contact your bank, broker or other nominee to request a legal proxy to vote your shares in person at the Annual Meeting. This legal proxy will serve as proof of your ownership. A recent brokerage statement or letter from your bank, broker or other nominee showing that you owned DigitalGlobe common stock as of April 24, 2017 also serves as proof of ownership.

If you do not have valid photo identification and we are unable to verify ownership of your shares as of April 24, 2017, you will not be admitted into the Annual Meeting. In order to expedite admission to the Annual Meeting, you are encouraged to register in advance.

If you hold your DigitalGlobe shares directly with the Company, and you or a member of your immediate family plan to attend the Annual Meeting, and wish to register in advance, please check the appropriate box on your proxy card. Advance registration will expedite your admission to the meeting but is not required for admittance.

If your DigitalGlobe shares are held for you in a brokerage, bank or other institutional account and you wish to register in advance, please direct your request to:

DigitalGlobe, Inc.

1300 West 120th Avenue

Westminster, Colorado 80234

Attention: Corporate Secretary

Please include the following in your request: your name and complete mailing address; the name(s) of any immediate family members who will accompany you; and proof that you own DigitalGlobe shares (e.g., a photocopy of a brokerage or other account statement).

How many shares can vote?

Common Stock

Each share of our common stock outstanding, including each unvested share of restricted stock with voting rights, on the record date is entitled to one vote on each of the three director nominees and one vote on each other matter that may be presented for consideration and action by the shareowners at the Annual Meeting. As of the close of business on the record date, on April 24, 2017, 62,029,254 shares of our common stock were outstanding.

Preferred Stock

Each share of our Series A Convertible Preferred Stock outstanding on the record date is entitled to one vote on each of the three director nominees and one vote on each other matter that may be presented for consideration and action by the shareowners at the Annual Meeting on an as‑converted basis, together as a single class with the holders of common stock, based on the number of shares of common stock into which such holder’s shares of Series A Convertible Preferred Stock is convertible on the record date. As of the close of business on the record date, on April 24, 2017, the outstanding shares of our Series A Convertible Preferred Stock were convertible into an aggregate 3,056,935 shares of our common stock.

If I hold shares in street name, how can I vote my shares?

If you are the beneficial owner of shares held in “street name” by a broker, bank or nominee, your broker, bank or nominee is required to vote those shares in accordance with your instructions. In order to vote your shares, you will need to follow the directions your broker, bank or nominee provides you. If you desire to attend in person and vote shares held in “street name” at the Annual Meeting, you must obtain a legal proxy from your broker, bank or nominee, giving you the right to vote the shares at the Annual Meeting.

How will my shares be voted if I do not provide specific voting instructions in the proxy card or voting instruction form that I submit?

If you vote by mail, sign your proxy card or voting instruction form, and do not indicate specific instructions with respect to one or more of the matters to be voted on at the Annual Meeting, your shares will be voted “FOR” the election of each of the three director nominees under Proposal No. 1, “FOR” approval, on an advisory basis, of the compensation of our named executive officers under Proposal No. 2, “FOR” ratification of the appointment of PricewaterhouseCoopers LLP under Proposal No. 3, and “1 YEAR” for frequency of advisory vote on executive compensation under Proposal No. 4.

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May I revoke my proxy?

You have the right to change or revoke your proxy at any time before your shares are actually voted at the Annual Meeting. If you are a shareowner of record, you may change or revoke your proxy by any of the following:

•notifying our Corporate Secretary, Daniel L. Jablonsky, in writing at 1300 West 120th Avenue, Westminster, Colorado 80234;

•signing and returning a later‑dated proxy card;

•submitting a new proxy electronically via the Internet or by telephone; or

•voting in person at the Annual Meeting (please note that attendance at the Annual Meeting will not by itself constitute revocation of a proxy).

If you are the beneficial owner of shares held in “street name” by a broker, bank or nominee, you may change your vote by submitting new voting instructions to your broker, bank or nominee, or, if you have obtained a legal proxy from your broker, bank or nominee giving you the right to vote your shares, by attending the Annual Meeting and voting in person.

How will voting on any other business be conducted?

Other than the proposals described in this Proxy Statement, we know of no other business to be considered at the Annual Meeting. However, if any other matters are properly presented at the meeting or any postponement or adjournment thereof, your proxy, if properly submitted, authorizes Daniel L. Jablonsky, our General Counsel and Corporate Secretary, and Jeffrey R. Tarr, our President and Chief Executive Officer, to vote in his discretion on those matters.

Who will count the vote?

The Chairman of the Annual Meeting will appoint an inspector of election at the Annual Meeting who will count the votes.

Who will bear the cost of soliciting votes?

The Company will bear all attendant costs of the solicitations of proxies. These costs include the expense of preparing and mailing the Notice of Internet Availability, any paper proxy solicitation materials and reimbursements paid to brokerage firms and others for their expenses incurred in forwarding solicitation materials to beneficial owners of our stock. We may conduct further solicitation personally, telephonically, through the Internet or by facsimile through our officers, directors and employees, none of whom will receive additional compensation for assisting with the solicitation. We may generate other expenses in connection with the solicitation of proxies.

What does it mean if I receive more than one Notice of Internet Availability or set of proxy materials?

If you receive more than one Notice of Internet Availability or set of proxy materials, it probably means your shares are registered differently (for instance, under different names) or are held in more than one account. Please follow the voting instructions on each Notice of Internet Availability, proxy card or voting instruction form you receive. You may also submit your proxy or voting instructions electronically or by telephone by following the instructions set forth on each Notice of Internet Availability, proxy card or voting instruction form to ensure that all your shares are voted.

What constitutes a quorum?

The holders of a majority of the shares of our common stock and Series A Convertible Preferred Stock outstanding on the record date and entitled to vote, present in person or represented by proxy constitute a quorum at the Annual Meeting. Because there were 65,086,189 shares of Common Stock, including the Series A Convertible Preferred Stock on an as‑converted basis, entitled to vote as of the record date, we will need holders of at least 32,543,096 shares present in person or by proxy at the Annual Meeting for a quorum to exist.

What are the voting requirements to approve each of the proposals?

Proposal	Vote Required	Broker Discretionary Voting Allowed

Proposal No. 1 – The election of three Class II director nominees (Gen. Howell M. Estes III (USAF Ret.), Kimberly Till, and Eddy Zervigon) to the Board of Directors, each for a three-year term expiring at our 2020 Annual Meeting of Shareowners.

	The affirmative vote of a majority of votes cast in an uncontested election; Plurality of votes cast in a contested election. This year’s election will be uncontested so majority voting will apply.	No
Proposal No. 2 – Approval, on an advisory basis, of the compensation of our named executive officers.	Majority of the shares entitled to vote on the proposal and present in person or represented by proxy.	No
Proposal No. 3 – Ratification of the appointment of PricewaterhouseCoopers LLP as our independent auditors for the year ending December 31, 2017.	Majority of the shares entitled to vote on the proposal and present in person or represented by proxy.	Yes

46

Proposal	Vote Required	Broker Discretionary Voting Allowed
Proposal No. 4 – Election, on an advisory basis, of the frequency of shareowner votes on executive compensation.	Majority of the shares entitled to vote on the proposal and present in person or represented by proxy.	No

If any of the director nominees named in Proposal No. 1, each of whom is currently serving as a director, is not elected at the Annual Meeting by the requisite majority of votes cast, under Delaware law, the director would continue to serve on the Board of Directors as a “holdover director.” However, under our Bylaws, any incumbent director who fails to receive a majority of the votes cast in an uncontested election must tender his or her irrevocable resignation to the Chairman of the Board of Directors or the Corporate Secretary of the Company promptly following certification of the election results. In such circumstances, the Board of Directors, taking into account the recommendation of the Governance and Nominating Committee of the Board of Directors, shall act on the resignation and, if such resignation is rejected, the Company will publicly disclose the rationale behind the decision within 90 days following certification of the election results. The Governance and Nominating Committee and the Board of Directors may, in making their recommendation or decision, as applicable, consider any factors and other information they consider appropriate and relevant.

How will “broker non‑votes” and abstentions be treated?

Broker Non‑Votes

If you hold your shares in a brokerage account and do not give voting instructions, your broker will nevertheless be entitled to vote the shares with respect to “discretionary” items but will not be permitted to vote the shares with respect to “non‑discretionary” items. Proposal No. 1, Proposal No. 2 and Proposal No. 4 are considered “non‑discretionary” and Proposal No. 3 is considered “discretionary.” Accordingly, if you do not submit voting instructions to your broker and your broker exercises discretion to vote your shares on Proposal No. 3 (ratification of appointment of independent registered public accounting firm), your shares will be considered “broker non‑votes” on each of Proposal No.1, Proposal No. 2 and Proposal No. 4. Broker non‑votes are counted as present and entitled to vote for purposes of determining whether a quorum is present at the Annual Meeting but will not be counted in determining the outcome of any of these proposals.

Abstentions

A properly executed proxy marked “ABSTAIN” will be counted as present or represented and entitled to vote for purposes of determining whether a quorum is present at the Annual Meeting. With respect to Proposal No. 1, proxies marked “ABSTAIN” with respect to a director nominee will not be counted as votes cast on the election of the director nominee and therefore will not be counted in determining the outcome of the director’s election. However, for Proposal No. 2, Proposal No. 3 and Proposal No. 4, since abstentions are treated as shares present and represented and entitled to vote on that proposal, proxies marked “ABSTAIN” on either of these proposals will have the same effect as a vote “AGAINST” each such proposal.

When must notice of business to be brought before an annual meeting be given and when are shareowner proposals due for the 2018 Annual Meeting?

Advance Notice Procedures

Under our Bylaws, business, including director nominations, may be brought before an annual meeting of shareowners if it is specified in the notice of the meeting or is otherwise brought before the meeting by, or at the discretion of, the Board of Directors or by a shareowner entitled to vote at such meeting who has delivered notice to our Corporate Secretary (containing certain information specified in our Bylaws) not earlier than the close of business on the 120th day and not later than the close of business on the 90th day prior to the anniversary of the preceding year’s annual meeting of shareowners. However, in the event that an annual meeting of shareowners is called for a date that is not within 30 days before or 70 days after such anniversary date, notice by the shareowner in order to be timely must be delivered not later than the close of business on the 10th day following the day on which we made public disclosure of the date of the annual meeting. If our 2018 annual meeting of shareowners is held 30 days or less before, or 70 days or less after, June 22, 2017, a shareowner must deliver notice of business, including director nominations, to be brought before the 2018 annual meeting of shareowners no earlier than February 22, 2018, and no later than the close of business on March 24, 2018. These requirements are separate from and in addition to the requirements of the SEC that a shareowner must meet in order to have a shareowner proposal included in next year’s Proxy Statement.

Shareowner Proposals for the 2018 Annual Meeting

If you are submitting a proposal to be included in next year’s Proxy Statement, you may do so by following the procedures prescribed in Rule 14a‑8 promulgated under the Exchange Act. Shareowner proposals submitted for inclusion in next year’s Proxy Statement must be received by our Corporate Secretary at our executive offices no later than February 1, 2018. In the event that we elect to hold our 2018 annual meeting of shareowners more than 30 days before or after June 22, 2018, such shareowner proposals must be received by us within a reasonable time before we begin to print and send our proxy materials for the 2018 annual meeting of shareowners.

How do I obtain a copy of the Annual Report on Form 10‑K that DigitalGlobe filed with the SEC?

A copy of our most recent Annual Report on Form 10‑K has been furnished with the proxy materials. If you desire a paper or email copy of our Annual Report on Form 10‑K, we will provide one to you free of charge upon your written request to our Vice President of Investor Relations at 1300 West 120th Avenue, Westminster, Colorado 80234, or you may access it on our Financial Information page on our website under Annual Reports at http://investor.digitalglobe.com.

47

ADDITIONAL INFORMATION AND OTHER MATTERS

Other Business

Management does not intend to bring any business before the Annual Meeting other than the election of directors, the advisory approval of the Company’s executive compensation, the ratification of the appointment of PricewaterhouseCoopers LLP, and, the advisory vote on frequency of the advisory vote on executive compensation. No other matter or nomination for director has been timely submitted to the Company in accordance with the provisions of the Company’s Bylaws. If, however, any other matters properly come before the Annual Meeting, it is intended that the proxyholders will vote pursuant to discretionary authority granted in the proxy in accordance with their best judgment on such matters. The discretionary authority includes matters that the Board of Directors does not know are to be presented at the meeting by others.

Additional Information

Delivery of Documents to Security Holders Sharing an Address.  The SEC’s rules permit the Company to deliver a single set of Annual Meeting materials to one address shared by two or more of the Company’s shareowners. The Company has delivered only one Proxy Statement and Annual Report to multiple shareowners who share an address, unless the Company received contrary instructions from the affected shareowners prior to the mailing date. The Company will promptly deliver, upon written or oral request, a separate copy of the Annual Meeting materials, as requested, to any shareowner at the shared address to which a single copy of those documents was delivered. If you prefer to receive separate copies of the Proxy Statement or Annual Report, contact Broadridge Financial Solutions, Inc. at 1‑800‑542‑1061 or in writing at Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717. If you are currently a shareowner sharing an address with another shareowner and wish to receive only one copy of future proxy statements and annual reports for your household, please contact Broadridge at the above phone number or address.

If you hold shares beneficially in street name, please contact your broker, bank or nominee directly if you have questions, or require additional copies of the Proxy Statement or Annual Report.

We file annual, quarterly and special reports, proxy statement and other information with the SEC. You may read and copy any reports, statements or other information we file at the office of the SEC at 100 F Street, NE, Washington, District of Columbia 20549. Please contact the SEC at 1‑800‑SEC‑0330 for further information. Our SEC filings are also available to the public from commercial document retrieval services and at the website maintained by the SEC at www.sec.gov and on our website at www.digitalglobe.com. The information on these websites is not incorporated by reference in this Proxy Statement.

No cameras, video recorders or tape recorders of any type will be permitted in the meeting. We realize that many cellular phones have built‑in cameras, and while these phones may be brought into the meeting venue, the camera function may not be used at any time. Inappropriate or disorderly behavior will result in expulsion from the meeting.

By Authorization of the Board of Directors:

Daniel L. Jablonsky Senior Vice President, General Counsel and Corporate Secretary

48

1 1 12345678 12345678 12345678 12345678 12345678 12345678 12345678 12345678 NAME THE COMPANY NAME INC. - COMMON 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS A 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS B 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS C 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS D 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS E 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS F 123,456,789,012.12345 THE COMPANY NAME INC. - 401 K 123,456,789,012.12345  x 02 0000000000 JOB # 1 OF 2 1 OF 2 PAGE SHARES CUSIP # SEQUENCE # THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date CONTROL # SHARES 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0000336012_1 R1.0.1.15 DIGITALGLOBE, INC. 1300 W. 120TH AVENUE WESTMINSTER, CO 80234 Investor Address Line 1 Investor Address Line 2 Investor Address Line 3 Investor Address Line 4 Investor Address Line 5 John Sample 1234 ANYWHERE STREET ANY CITY, ON A1A 1A1 Investor Address Line 1 Investor Address Line 2 Investor Address Line 3 Investor Address Line 4 Investor Address Line 5 John Sample 1234 ANYWHERE STREET ANY CITY, ON A1A 1A1 VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. The Board of Directors recommends you vote FOR the following: 1. Election of three Class II director nominees to serve for a three-year term expiring at our 2020 Annual Meeting of Shareowners. Nominees For Against Abstain 1A Howell M. Estes, III 1B Kimberly Till 1C Eddy Zervigon The Board of Directors recommends you vote FOR proposals 2 and 3. For Against Abstain 2. Approval, on an advisory basis, of the compensation of our named executive officers. 3. Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2017. The Board of Directors recommends you vote 1 YEAR on the following proposal: 1 year 2 years 3 years Abstain 4. Advisory vote on the frequency on holding an advisory vote on executive compensation. NOTE: At their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment or postponement thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer. Yes No Please indicate if you plan to attend this meeting

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The 2016 Annual Report, Notice & Proxy Statement is/are available at www.proxyvote.com

---

DIGITALGLOBE, INC.
Annual Meeting of Shareowners
June 22, 2017 9:00 AM MT
This proxy is solicited by the Board of Directors

The undersigned shareowner of DigitalGlobe, Inc. ("Company") hereby appoints Jeffrey R. Tarr and Daniel L. Jablonsky, and each of them, the lawful attorneys and proxies of the undersigned, each with full power of substitution and the power to act alone, to vote all of the shares of Common Stock of the Company held of record by the undersigned on April 24, 2017, at the Annual Meeting of Shareowners to be held at DigitalGlobe's Corporate Headquarters located at 1300 W. 120th Avenue, Westminster, CO 80234, on Thursday, June 22, 2017, at 9:00 a.m. MT, and at any postponement or adjournment thereof, with all the powers the undersigned would possess if personally present up all matters set forth in the Notice of Annual Meeting of Shareowners and Proxy Statement.

Shares represented by all properly executed proxies will be voted in accordance with instructions appearing on the proxy and in the discretion of the proxy holders as to any other matters that pay properly come before the Annual Meeting of Shareowners. IN THE ABSENCE OF SPECIFIC INSTRUCTIONS FROM REGISTERED STOCKHOLDERS, PROXIES WILL BE VOTED "FOR" ALL NOMINEES LISTED IN PROPOSAL 1, "FOR" PROPOSALS 2 AND 3, "FOR" A ONE-YEAR FREQUENCY WITH RESPECT TO PROPOSAL 4, AND IN THE DISCRETION OF THE PROXY HOLDERS AS TO ANY OTHER MATTER THAT MY PROPERLY COME BEFORE THE ANNUAL MEETING OF SHAREOWNERS OR ANY POSTPONEMENT OR ADJOURNMENT THEREOF.

Continued and to be signed on reverse side

0000336012_2 R1.0.1.15

If you would like to reduce the costs incurred by our company in mailing proxy 1234567 VOTE BY MAIL 123,456,789,012.12345 TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. The Board of Directors recommends you vote FOR the following: 1. Election of three Class II director nominees to serve for a three-year term expiring at our 2020 Annual Meeting of Shareowners. Nominees The Board of Directors recommends you vote 1 YEAR on the following proposal: 4. Advisory vote on the frequency on holding an advisory vote on executive compensation. For 0 0 0 For 0 0 Against 0 0 0 Against 0 0 Abstain 0 0 0 Abstain 0 0 1 year 0 2 years 0 3 years 0 Abstain 0 1A Howell M. Estes, III 1B Kimberly Till 1C Eddy Zervigon NOTE: At their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment or postponement thereof. The Board of Directors recommends you vote FOR proposals 2 and 3. 2. Approval, on an advisory basis, of the compensation of our named executive officers. 3. Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2017. Investor Address Line 2 Investor Address Line 4 John Sample attorney, executor, administrator, or other fiduciary, please give full ANY CITY, ON A1A 1A1 partnership name, by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date 02 0000000000 1 OF 1 1 2 0000336012_1 R1.0.1.15 YesNo Please indicate if you plan to attend this meeting00 Please sign exactly as your name(s) appear(s) hereon. When signing as title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or Investor Address Line 1 Investor Address Line 3 Investor Address Line 5 1234 ANYWHERE STREET SHARES CUSIP # JOB #SEQUENCE # VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 John Sample 234567P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions. 1234567 Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. NAME THE COMPANY NAME INC. - COMMON THE COMPANY NAME INC. - CLASS A THE COMPANY NAME INC. - CLASS B THE COMPANY NAME INC. - CLASS C THE COMPANY NAME INC. - CLASS D THE COMPANY NAME INC. - CLASS E THE COMPANY NAME INC. - CLASS F THE COMPA N Y NAME INC. - 401 K CONTROL # → SHARES123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 x PAGE1 OF 2 DIGITALGLOBE, INC. 1300 W. 120TH AVENUE WESTMINSTER, CO 80234 Investor Address Line 1 Investor Address Line 2 Investor Address Line 3 Investor Address Line 4 Investor Address Line 5 8 8 8 1 1234 ANYWHERE STREET ANY CITY, ON A1A 1A1 234567 234567 234567 234567